                                                                   Exhibit 10.13

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease"), made as of September 7, 2001, by and between HOSPITAL SERVICE DISTRICT NO. 2 OF THE PARISH OF ST. MARY, STATE OF LOUISIANA ("Lessor"), a political subdivision of the State of Louisiana, whose address is 1125 Marguerite Street, Morgan City, Louisiana 70381, which operates Lakewood Medical Center (the "Hospital") and PHC-MORGAN CITY, L.P. ("Lessee"), a Louisiana limited partnership and wholly-owned subsidiary of Province Healthcare Company (the "Parent"), whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

                                   WITNESSETH:

         WHEREAS, Lessor is a hospital service district, created under Louisiana Revised Statute 46:1051 ET. seq. whose object and purpose is, on behalf of the citizens of its district, to own and operate a hospital for the care of persons suffering from illnesses or disabilities which require that patients receive hospital care; and

         WHEREAS, Lessor is further allowed, by statute, to administer other activities related to rendering care to the sick and injured or in the promotion of health which may be justified by the facilities, personnel, funds and other requirements available; and

         WHEREAS, Lessor is further authorized, by statute, to participate so far as circumstances may warrant in any activity designed and conducted to promote the general health of the community; and

         WHEREAS, Lessor is allowed to cooperate with other public and private institutions and agencies in providing hospital and other health services to residents of its district; and

         WHEREAS, Lessor owns and operates the Hospital and provides other ancillary health care services to its residents, all in compliance with its statutory purpose;

         WHEREAS, Lessor, in fulfilling its public purpose, now desires to contract with Lessee for the lease of the existing Hospital to facilitate the continuation of the provision of high quality health services to residents of its district, and to manage and provide health care services to its residents, pursuant to certain agreements between Lessor and Lessee providing for the lease of and provision of special services to the existing facility; and

         WHEREAS, both Lessor and Lessee now desire to enter into a long-term Lease Agreement, all as discussed in more detail in that Agreement known as "Annex A to Lease Agreement", such Agreement being incorporated herein by reference.

         NOW, THEREFORE, for that mutual consideration more fully recited herein, both parties agree to the following terms and conditions.

         1. LEASE OF PREMISES AND EQUIPMENT. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the property commonly known as Lakewood Medical Center, consisting of: (i) the parcel(s) of land located in Morgan City, St. Mary Parish, Louisiana, as described on SCHEDULE A, PART I attached hereto and made a part hereof for all purposes (the "Land"); (ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements"); (iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property (excluding the personal property constituting Assets under Annex A) used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises, all as more particularly described on SCHEDULE B (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."

         2. TERM. The Premises and the Equipment are leased for a term of forty
(40) years (the "Term") commencing on the date upon which all conditions precedent to the Closing of the transactions set forth in Annex A have occurred (the "Commencement Date") and ending on the fortieth anniversary of the Commencement Date, unless terminated as hereinafter provided; provided however, in the event such conditions precedent have not occurred and the transactions set forth in Annex A have not closed on or before November 30, 2001, this Lease shall be null and void. "Lease Year" shall mean the period beginning on the first day of the term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the term and each subsequent twelve (12) month period within the term of this Lease.

         3. AMOUNT AND MANNER OF PAYMENT OF RENT AND ADDITIONAL RENT. On the Commencement Date, Lessee shall pay to Lessor, as prepayment of rent for the Term, an estimated Ten Million, Six Hundred Thousand Dollars ($10,600,000), which total shall reflect the outstanding bond indebtedness of Lessor on the Commencement Date to the National Oceanic and Atmospheric Administration as more specifically described on SCHEDULE F, plus Four Million Dollars ($4,000,000) payable in cash (collectively the "Rent"). In the event that, at anytime during the term of this Lease, Lessee wrongfully terminates this Lease or defaults under this Lease and Lessor is permitted and does terminate this Lease as a result of such default, Lessee shall forfeit any claim it may have to the Rent. In the event that, at anytime during the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay the full amount of the Rent to Lessee. In the event that, at anytime after the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay a prorated portion of the Rent to Lessee, such prorated portion being equal to, during the Term, 480 minus the number of months (not to exceed 480) which have elapsed from the Commencement Date to the date of such termination multiplied by the Rent.

         The parties agree that the Rent shall be allocable to and payable in respect to the Premises and the Assets (Land, Improvements, Appurtenant Rights, Fixtures and Assets purchased pursuant to Annex A) and the Equipment as set forth in SCHEDULE C.

         In addition, on or prior to each anniversary of the Commencement Date during the Term of the Lease, Lessee shall have caused its independent certified public accountants to prepare an income statement of the Hospital for the prior twelve months ended September 30 (the "Anniversary Income Statement"). The Anniversary Income Statement shall be prepared in accordance with generally accepted accounting principles. Lessee shall pay as additional rent to Lessor on or before each anniversary of the Commencement Date during the Term an amount in cash equal to: (i) $50,000.00 if the net income of the Hospital on the Anniversary Income Statement is between $50,000.00 and $999,999.99; or (ii) $100,000.00 if the net income of the Hospital on the Anniversary Income Statement is $1,000,000.00 or greater (the "Additional Rent"). Lessee shall not be required to pay Additional Rent in the event that the net income of the Hospital on the Anniversary Income Statement is less than $50,000.00. Lessee's obligation to pay Additional Rent shall be offset by: (1) any amount to which Lessee is entitled for indemnity claims asserted under Section 7.2 of Annex A; or (2) any management fees owed to Lessee under the Interim Special Services Agreement by and between Lesser and Lessee, dated September 7, 2001. In the event that this Lease is terminated by either party for any reason prior to the end of the Term, Lessee shall not be obligated and Lessor shall not be entitled to any future payments of Additional Rent.

         4. COVENANTS OF LESSEE AND LESSOR.

         4.1 PAYMENT OF RENT. Lessee shall pay Rent in the manner provided in
Section 3 without notice or demand.

         4.2 OPERATION. Lessee shall operate the Premises, at the minimum, as an acute care hospital in a manner necessary to maintain accreditation by the Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO") or, in the event the JCAHO no longer accredits hospitals, any other comparable accrediting organization that offers "deemed status" under the Medicare programs (the "Permitted Uses") and continue all essential services provided by the Hospital, as set forth on SCHEDULE 7.6 of Annex A to this Lease. In the event that Lessee believes that there no longer exists a community need for one or more hospital services, then it shall have the right to petition the Lessor for the right to terminate such service and Lessor shall fairly consider any such request. Lessee shall perform its obligations consistent with the public purpose of Lessor and shall not perform in any way that threatens such purpose. Lessee further agrees that it will file all Medicare and/or Medicaid cost reports relating to the period from and after the Commencement Date in a timely fashion and pay all adjustments due and owing, notwithstanding its ability to exercise its appeal rights.

         4.3 MAINTENANCE AND REPAIR.

                  (a) Lessee, at its own expense, will maintain all parts of the Improvements in at least as good condition as they now are, except for ordinary wear, tear, depreciation or obsolescence.

                  (b) All of the Equipment shall be maintained in good operating condition and repair, ordinary wear and tear excepted. In the event that Lessee decides for any reason that any item or items of Equipment are no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 7.2.

         4.4 TAXES AND UTILITIES. Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which during the term hereof, (i) are imposed or levied upon or assessed against the Premises and the Equipment, or (ii) arise out of the operation, possession or use of the Premises. If any such taxes, assessments, leases, fees, water and sewer rents and charges, and all such other governmental charges cover a period extending beyond the Term, Lessee shall be liable only for such charges accruing during the Term, and upon demand Lessor shall promptly reimburse Lessee for Lessor's pro rata portion of such charges. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 4.4. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which accrue during the term hereof, unless Lessee fails to make an installment and the failure results in the acceleration of future installments in which event Lessee shall promptly pay the entire installment.

         4.5 COMPLIANCE WITH LAWS. Except as hereinafter provided in this
Section 4.5, Lessee shall cause the Premises to be in compliance in all material respects with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated (collectively "Legal Requirements"), applicable to the Premises or the use thereof. In the event that the Premises are not now in compliance with all Legal Requirements, Lessor shall be responsible for promptly causing the Premises to become in compliance with all Legal Requirements, in accordance with the provisions of Section 8.2 of the Annex to this Lease.

         4.6 INSURANCE.

                  (a) Lessee, at its sole cost and expense, shall maintain insurance on the Premises of the following character:

                           (i) Insurance against loss by fire, flood, lightning,
vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the actual replacement value of the Improvements, exclusive of foundations, excavations, parking areas, drive and underground utilities.

                           (ii) Comprehensive public liability insurance against
claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of $5,000,000 for bodily injury or death in any one occurrence and $2,000,000 for property damage.

                           (iii) Worker's compensation insurance (including
employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against worker's compensation claims.

                  (b) Lessee will maintain professional liability insurance in the amount of at least $1,000,000 per occurrence and $3,000,000 in the aggregate, and participate in the Louisiana Patient Compensation Fund as a "Participating Provider".

                  The insurance referred to in subsections (a) and (b), above shall be written by companies legally qualified to issue such insurance, and shall name Lessor and Lessee as insured parties as their interests may appear. Coverage for the items referred to in subsections (a)(ii), (a)(iii) and (b) above may be provided through such combination of self insurance and to "umbrella" policies maintained by Lessee or an Affiliate of Lessee as Lessee deems advisable. Lessee shall provide copies of certificates of insurance for such coverage to Lessor on or before the Commencement Date, and shall maintain current copies of any such certificates with Lessor at all times during the term of this Lease. Lessee shall notify Lessor of any change or lapse in coverage. For the purpose of this Agreement, the term "Affiliate of Lessee" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Lessee, (ii) any entity of which Lessee owns ten percent (10%) or more of the outstanding voting securities, or (iii) any entity of which Lessee is a managing or controlling general partner or joint venturer. As used in this definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or other written agreement.

         4.7 SURRENDER OF PREMISES AND EQUIPMENT.

         (a) Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were at the Commencement Date, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; except for ordinary wear and tear, normal deterioration and obsolescence, and damage due to causes reasonably beyond Lessee's control and, if this Lease shall be terminated by Lessee pursuant to
Section 11.1, except any damage resulting from any fire or other casualty.

         (b) Upon the expiration or termination of this Lease, Lessee shall surrender to Lessor all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with the medical-surgical, urgent care and medical office building operations and businesses on the Premises immediately prior to the expiration of the Lease. All such items shall be surrendered to Lessor "AS IS" at the expiration of the Lease.

         4.8 USE OF PREMISES. During the term of this Lease, Lessee shall use and occupy the Premises for operation of a medical surgical hospital or other health care facility or facilities and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facilities and for no other purpose.

         4.9 WAIVER OF SUBROGATION. Lessor and Lessee on behalf of themselves and all others claiming under them, including any insurer, waive all claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises) arising from fire, smoke damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils normally insured against in an "all risk" or physical loss policy, regardless of whether insurance against those perils is in effect with respect to such party's property. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation that it may have against the other party.

         5. TITLE AND CONDITION OF PREMISES.

         5.1 TITLE TO PREMISES. Lessor covenants, represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the term hereof, is lawfully seized of the Premises and has good and marketable fee simple title thereto, free and clear of all liens and encumbrances except those listed on SCHEDULE A, PART II (the "Permitted Encumbrances").

         5.2 CONDITION OF THE PREMISES. Except as set forth on SCHEDULE D, the Premises are in conformity in all material respects with all JCAHO accreditation standards, the Equipment is in good operating condition and repair, ordinary wear and tear excepted, there are no material deferred maintenance items and none of the Equipment nor any of the buildings, structures, fixtures or improvements which are part of the Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities.

         5.3 QUIET ENJOYMENT; NO ALIENATION OF THE PREMISES. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and the Equipment and all the appurtenances thereto, without hindrance or interruption from Lessor or any other persons and other entities whatsoever, subject only to Permitted Encumbrances as set forth in Annex A. During the term of this Lease, Lessor shall not transfer, assign, convey or otherwise alienate the Premises or any interest therein to any person or entity except Lessee.

         6. INDEMNIFICATION. Lessee shall indemnify and hold Lessor harmless against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to any property occurring on or about the Premises or in any manner in conjunction with the use or occupancy of the Premises in whole or in part, unless the death, injury or damage was sustained as a result of any willful or negligent acts or omissions of Lessor, or Lessor's agents or employees.

         7. ALTERATIONS, ADDITIONS AND REMOVAL.

         7.1 ALTERATIONS, ADDITIONS AND REMOVAL. In furtherance of Lessor's public purpose to provide and expand healthcare services to its residents, Lessor empowers Lessee to make additions to and alterations of the Improvements, and construct additional Improvements, at its expense and in its sole discretion, provided that (i) the market value of the Premises shall not be materially lessened thereby; (ii) such work shall be completed in a good and workmanlike manner, subject to Lessor's supervision, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; and (iii) no material part of the Improvements shall be demolished unless the same are replaced by other improvements which are required by Lessee in connection with its intended use of the Premises. All such additions and alterations shall be and remain part of the realty and become the property of Lessor, free and clear of any liens or adverse claims, at the expiration or earlier termination of this Lease. Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property, whether or not the same shall be affixed to the Premises used in Lessee's Business, which such personal property shall be surrendered to Lessor at the end of the Term of this Lease.

         7.2 DISPOSAL OF EQUIPMENT. If Lessee determines that any item of Equipment is obsolete or no longer suitable for Lessee's use in connection with providing healthcare services to residents of Lessor, at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item in such manner as Lessee may deem appropriate so long as: (i) Lessee does so in compliance with both state and local law; and (ii) Lessee replaces such item to the extent that it is required for continuance of essential services provided by the Hospital or Lessor consents to the disposal of the item without replacement. If requested by Lessee, Lessor shall deliver to Lessee or to Lessee's designee a bill of sale, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessor, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessor's right, title and interest in and to the item, free and clear of all liens and encumbrances whatsoever other than Permitted Encumbrances as set forth in Annex A. Lessee may retain as its sole and absolute property the proceeds, whether in cash or in exchange property or otherwise, of any sale, transfer, exchange or other disposition of any such item.

         8. LESSEE'S RIGHT TO MORTGAGE ITS LEASEHOLD INTEREST.

         8.1 LESSEE'S RIGHT TO ENCUMBER AND MORTGAGE THIS LEASEHOLD. To the extent permitted by law, any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to both the Premises and Equipment to secure indebtedness of Lessee under one or more leasehold mortgages and may assign this Lease as security for such mortgage or mortgages, but in no event shall any such mortgage affect Lessor's interest in the Premises; provided, however, that to the extent reasonably requested, Lessor shall consent to such mortgage and in the event of the foreclosure of such mortgage Lessor agrees to recognize such mortgagee and/or the party acquiring through it as the lessee under this lease.

         8.2 EXECUTION OF DOCUMENTS REQUIRED BY LEASEHOLD MORTGAGES. Lessor shall execute and deliver such documents as may reasonably be requested from time to time by any leasehold mortgagee for the purpose of allowing such leasehold mortgagee reasonable means to protect or preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease, including a reasonable landlord agreement; provided, however, that any such documents shall not in any way affect SECTIONS 2, 3 OR 4.7 of this Lease, or without the prior written approval of Lessor, which will not be unreasonably withheld, modify any other provision of this Lease in a manner which materially adversely affects Lessor's interest in the Premises.

         9. ASSIGNMENTS AND SUBLEASES.

         9.1. NO ASSIGNMENTS OR SUBLEASES. Except as permitted pursuant to
Section 9.2 below, Lessee shall not assign or sublet this Lease, in whole or in part, without the prior written consent of Lessor; provided, however, that Lessor may withhold such consent only in the event that Lessor is not reasonably satisfied that the assignee possesses the necessary experience and qualification in the management and operation of hospitals.

         9.2 MAJOR TRANSACTION AND RELATED PARTY ASSIGNMENT. Notwithstanding
Section 9.1 above, Lessee (a) shall have the right to assign this Lease, in whole or in part, without Lessor's consent, in the event such assignment is part of or related to a transaction in which the entity ultimately controlling Lessee, Province Healthcare Company ("Province"), a Delaware corporation, sells all or substantially all of its assets or engages in a merger or consolidation in which Province will not be the surviving entity or is undergoing a change of control as a result of such sale of assets, merger or consolidation; (b) may, without the prior written consent of Lessor, assign its rights and delegate its duties hereunder to one or more entities controlled by, under common control with or that control the Lessee, provided that Province shall not be released from any of the obligations imposed on it under its guarantee of this Lease; and
(c) shall have the right to sublet one or more portions of the Premises without Lessor's consent as long as all such portions so subleased do not in the aggregate constitute all or substantially all of the Premises.

         10. PERMITTED CONTESTS. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except Rent, Additional

Rent and any other sums due hereunder payable to or for the benefit of Lessor), charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Rent or Additional Rent, or to satisfy the same or Legal Requirements, and which shall not affect the payment of any Rent or Additional Rent, provided that such contest shall not subject Lessor to the risk of any criminal liability or any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessor, or any mortgagee, to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any Rent, any Additional Rent or any other sum required to be paid by Lessee hereunder.

         11. CASUALTY AND CONDEMNATION.

         11.1 CASUALTY.

                  (a) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to
Section 4.5 hereof, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Improvements immediately prior to the damage or destruction. All proceeds remaining after payment of the costs of collection and recovery, if any ("Net Proceeds") shall be paid over to Lessee to fund the costs of repair and rebuilding and for no other purpose. The Lessee is obligated to make all necessary repairs regardless of availability or sufficiency of insurance proceeds.

                  (b) In the event that either (i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in
Section 11.1(a) within one hundred twenty (120) days after such occurrence, as determined by Lessee in its reasonable judgment or (ii) any such damage or destruction occurs during the last two years of the term of this Lease, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the Hospital then Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within sixty (60) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In addition, if any Building is materially damaged or destroyed by any casualty not covered by the standard policy of fire and extended coverage insurance, then Lessee may terminate this Lease effective as of the date of such damage or destruction by giving Lessor written notice thereof within sixty (60) days after the occurrence of such damage or destruction.

                  (c) If Lessee exercises its option to terminate this Lease in part on account of damage or destruction to a Building, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that such Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced and rebated to the Lessee. In addition, in the event Lessee determines to terminate this Lease in its entirety it shall be entitled to a rebate of that portion of the Rent equal to the product of (a) the Rent and (b) the quotient of (i) the number of months remaining in the Term and
(ii) 480 (the "Rebate Formula").

                  (d) In the event of a termination of this Lease, either in whole or in part, pursuant to Section 11.1(b), the Net Proceeds of insurance shall be paid over to Lessee, except that Lessor shall be entitled to receive such portion of such proceeds which represents the value of Lessor's reversionary interest in the Premises; provided, however, in the event of a casualty described under Section 11.1(b) that occurs within the first 10 years of the Term which would otherwise permit Lessee to terminate the Lease and; provided further, the Net Proceeds are sufficient to rebuild the Buildings or Improvements in the manner described herein; then, Lessee shall not be entitled to terminate this Lease but shall be obligated to rebuild such Buildings or Improvements in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Buildings or Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Buildings or Improvements immediately prior to the damage or destruction.

         11.2 CONDEMNATION.

                  (a) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises is so taken or conveyed such that any of the Improvements cannot be rebuilt so that upon completion Lessee may again use the Premises without substantial interference, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles and trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated; then in any such event, Lessee may terminate this Lease by giving Lessor written notice any time after the occurrence of any of the foregoing and such termination shall be effective sixty (60) days from the date possession is taken by the Condemning Authority. In the event of such termination, Lessee shall be entitled to a rebate of the Rent equal to that determined pursuant to the Rebate Formula.

                  (b) If part of the Premises or any Building or a substantial part thereof is so taken or conveyed without substantially interfering with the use of the Premises as a whole, but only one or more of the Buildings thereon, this Lease shall not terminate, except to the extent hereinafter provided. In such event, however, (i) Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying within sixty (60) days after the title is transferred to the Condemning Authority, and Lessor shall be entitled to all awards and payments made or to be made by the Condemning Authority, and (ii) if Lessee exercises such termination option, Lessor shall apply such portions of any award or payment made to Lessor for such taking or conveyance as is necessary to pay the cost of restoring the Building and/or the Premises to a complete architectural unit, including restoration of leasehold improvements previously made by Lessee, suitable for Lessee's use and business on the Premises; provided, however, that Lessor shall be obligated to restore the Building and/or the Premises only to the extent that it receives any awards or payments from the Condemning Authority. If Lessee does not exercise its option to terminate this Lease in part on account of a taking or conveyance of a Building or any substantial part thereof as provided in clause (b) (i) above, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that the Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced and rebated to the Lessee.

                  (c) Except as provided below and in Section 11.2(b), all payments made for any such taking or conveyance shall be the property of Lessor; provided, however, Lessee shall be entitled to receive a portion of any such award or payment equal to the unamortized balance of the trade fixtures, equipment and other personal property that have been placed on or within the Premises by Lessee since the Commencement Date or any leasehold improvements made by Lessee since the Commencement Date, all of which shall be paid to Lessee.

                  (d) If this Lease is terminated pursuant to this Section 11, Lessor and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.

         12. RIGHT OF ENTRY.

         Upon not less than twenty-four (24) hours prior written notice to Lessee, Lessor and its agents and designees may enter upon and examine the Premises at reasonable times for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises.

         13. DEFAULT; NOTICE AND CURE; REMEDIES. The following events ("Events of Default") shall be deemed to be events of default by Lessee under this Lease:

                  (a) if Lessee shall default in the payment of Rent, Additional Rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of fifteen (15) days after Lessee receives written notice thereof from Lessor, provided, however, if Lessee should fail to pay Additional Rent or other sums when due on more than three (3) occasions during any calendar year during the Term, no grace period shall be available and no notice required with respect to such Additional Rent or other sums.

                  (b) if Lessee shall default in the performance of any other covenants or agreements hereunder and such default shall continue for sixty (60) days after written notice thereof, or, if the default is of such a nature that it could not reasonably be cured within such sixty (60) day period and Lessee does not, within said sixty (60) day period commence to cure it and thereafter proceed, with due diligence, to cure it;

                  (c) if Lessee shall fail to cause the Premises to be in conformity with the Legal Requirements and all other contracts, agreements, covenants, conditions and restrictions applicable to the ownership, occupancy or use of the Premises, as set forth in Section 4.4 hereof, and such failure shall continue for sixty (60) days after written notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such sixty (60) day period and Lessee does not, within such sixty (60) day period commence to cure it and thereafter proceed, with due diligence, to cure it;

                  (d) if a decree or order by a court of competent jurisdiction shall have been entered adjudging Lessee a bankrupt or insolvent or appointing a receiver or trustee or assignee in bankruptcy or insolvency of all or substantially all of its property, and any such decree or order shall have continued in force undischarged or unstayed for a period of sixty (60) days;

                  (e) if either Lessee or Parent ceases doing business as a going concern;

                  (f) if Lessee ceases to operate the Hospital for the Permitted Uses, and such failure to operate the Hospital for the Permitted Uses shall continue for sixty (60) days after notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such sixty (60) day period commence to cure it and thereafter proceed with due diligence, to cure it;

                  (g) if Lessee abandons or vacates the Premises during the Term; or

                  (h) if Lessee loses or forfeits its license to operate the Hospital as an acute care hospital, or loses, if eligible thereof, its Medicare or Medicaid certification; provided, however, that Lessee may take such action as it may deem reasonable necessary to seek reinstatement or recertification, including commencement of any such administrative and/or judicial proceedings, and Lessee will have a period to cure such default until such time as all of the administrative and/or judicial remedies have been exhausted and such proceedings have resulted in final judicial determination that is adverse to Lessee's operation of the Hospital for the Permitted Uses.

                  Upon the occurrence of any such Event of Default, Lessor shall have in addition to any and all other legal remedies and rights, the right to perform such covenant or agreement and to the extent sums are expended in connection therewith, and add such sums to the Rent or Additional Rent due from Lessee to Lessor. In the event of an occurrence of an Event of Default or otherwise, Lessor shall have no right to terminate this Lease or retake possession of the Premises by eviction, re-entry or otherwise, except for an Event of Default under SECTIONS 13.1(E), (F) OR (G) hereof, wherein Lessor expressly reserves the right to terminate this Lease or otherwise repossess the Premises. The receipt of rent after condition broken shall not be deemed a waiver of Lessor's remedies contained herein.

         13.2 COSTS AND EXPENSES. If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessor in taking such remedial action.

         14. ENVIRONMENTAL MATTERS.

         14.1 WARRANTY OF LESSOR. Except as set forth in SCHEDULE E, Lessor represents and warrants to Lessee that as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are known to be present on or in the Improvements or Land, except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws; and Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

         14.2 COVENANT OF LESSEE. Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, medical specialty or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material and Lessee shall indemnify Lessor against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys fees, arising out of any breach of the foregoing warranty.

         14.3 COMPLIANCE WITH LAWS. Lessee shall at all times comply in all material respects with all Legal Requirements applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

         14.4 REMEDIATION. If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor, and Lessor shall diligently execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. If Lessee fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which it is required to do hereunder, the other party Lessor shall have the right, but not the obligation, to carry out such action and to recover all of the costs, expenses, penalties and fines from the other.

         14.5 DEFINITION. "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

         15. NOTICES, DEMANDS AND OTHER INSTRUMENTS. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, when sent by prepaid telegram or facsimile followed by a confirmatory letter actually delivered or when sent by a courier or express service guaranteeing overnight delivery, (i) if to Lessor, addressed to it at its address set forth above and/or sent via facsimile to (504) 380-4546, (ii) if to Lessee, addressed to Lessee at its address set forth above and/or sent via facsimile to (615) 370-2965. Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

         16. SEVERABILITY; BINDING EFFECT. Each provision hereof shall be separate and independent and, the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

         17. HEADINGS AND TABLE OF CONTENTS. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

         18. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         19. MEMORANDUM OF LEASE. Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the information required by law for recording the same.

         20. ASSIGNMENT OF EXISTING LEASES. Lessor hereby assigns to Lessee all of its right, title and interest as lessor under those certain leases affecting the Premises which are existing and in effect as of the date of execution of this Lease listed on SCHEDULE 3.6(C) of Annex A (hereinafter the "Existing Leases"), and Lessee hereby agrees to assume all Lessor's obligations, covenants and agreements as lessor under the Existing Leases. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Existing Leases accruing on and after the Commencement Date, and Lessee and Lessor agree that the Existing Leases shall upon this assignment become subleases subject and subordinate to this Lease. Lessor shall transfer to Lessee any payments of rent and other sums from the Existing Leases, delivered subsequent to the assignment of the Existing Leases, no later than three business days from the date Lessor receives such payments and sums. Lessee shall notify each of the lessees under the Existing Leases of this assignment.

         21. NO PARTNERSHIP. The parties hereto intend the relationship created by this Lease to be that of lessor and lessee and do not intend for the arrangement between them to be a partnership.

         22. DEPARTMENT OF HEALTH AND HUMAN SERVICES REGULATION. Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessee will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessor's costs with respect to this Lease and the Premises. If Lessor carries out any of its duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

         23. ANNEX AND SCHEDULES. Annex A, and Schedules A, B, C, D, E and F referred to in this Lease are hereby incorporated by reference herein.

         24. REPRESENTATIONS AND WARRANTIES. All statements by the Lessor hereto or in the schedules, documents, instruments, or exhibits to the Lessee delivered pursuant hereto shall be deemed representations and warranties of the Lessor regardless of any investigation made by or on behalf of Lessee. Furthermore, the representations, warranties, covenants and agreements made by the Lessor herein shall survive until eighteen (18) months after the Closing, except those relating to Title and Environmental Matters set forth in Section 5 and Section 14, respectively, which shall survive the applicable statute of limitations, or if no such period is applicable, indefinitely.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.



WITNESSES:                                  LESSOR:

/s/ Christine Craft                         HOSPITAL SERVICE DISTRICT NO. 2 OF
----------------------------------------    THE PARISH OF ST. MARY, STATE OF
                                            LOUISIANA

/s/ Kathy Teague
----------------------------------------

                                            By: /s/ James B. Broussard
                                                --------------------------------
                                            Name:  James B. Broussard
                                                   -----------------------------
                                            Title: Chairman
                                                   -----------------------------


                                            LESSEE:

                                            PHC-MORGAN CITY, L.P.

                                            By: PHC-Lakewood, Inc., its general
                                            partner

/s/ Christine Craft
----------------------------------------


/s/ Kathy Teague
----------------------------------------

                                            By: /s/ James Thomas Anderson
                                                --------------------------------
                                            Name:  James Thomas Anderson
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                                   SCHEDULE A

                                    (PART 1)

                                LEGAL DESCRIPTION

                                   SCHEDULE A

                                    (PART II)

                             PERMITTED ENCUMBRANCES

                                   SCHEDULE B

                                    EQUIPMENT

                                   SCHEDULE C

                                 RENT ALLOCATION

                                   SCHEDULE D

                              CONDITION OF PREMISES

                                   SCHEDULE E

                              ENVIRONMENTAL MATTERS

                                   SCHEDULE F

                                BOND INDEBTEDNESS

                               FIRST AMENDMENT TO
                                 LEASE AGREEMENT


                  THIS FIRST AMENDMENT (this "Amendment"), is made and entered into as of the 26th day of November 2001, for the purpose of amending the Lease Agreement by and between HOSPITAL SERVICE DISTRICT NO. 2 OF THE PARISH OF ST. MARY, STATE OF LOUISIANA ("Lessor"), a political subdivision of the State of Louisiana, which operates Lakewood Medical Center (the "Hospital"), and PHC-MORGAN CITY, L.P. ("Lessee"), a Louisiana limited partnership and wholly-owned subsidiary of Province Healthcare Company (the "Parent"), dated as of September 7, 2001 ("Lease"). Unless defined herein, capitalized terms used in the document shall have the meanings assigned to them in the Lease.

                                   WITNESSETH

         WHEREAS, Lessor is a hospital service district, created under Louisiana Revised Statute 46:1051 ET. seq. whose object and purpose is, on behalf of the citizens of its district, to own and operate a hospital for the care of persons suffering from illnesses or disabilities which require that patients receive hospital care; and

         WHEREAS, Lessor is further allowed, by statute, to administer other activities related to rendering care to the sick and injured or in the promotion of health which may be justified by the facilities, personnel, funds and other requirements available; and

         WHEREAS, Lessor is further authorized, by statute, to participate so far as circumstances may warrant in any activity designed and conducted to promote the general health of the community; and

         WHEREAS, Lessor is allowed to cooperate with other public and private institutions and agencies in providing hospital and other health services to residents of its district; and

         WHEREAS, Lessor owns and operates the Hospital and provides other ancillary health care services to its residents, all in compliance with its statutory purpose;

         WHEREAS, Lessor, in fulfilling its public purpose, entered into the Lease with Lessee for the lease of the existing Hospital to facilitate the continuation of the provision of high quality health services to residents of its district, and to manage and provide health care services to its residents, pursuant to certain agreements between Lessor and Lessee providing for the lease of and provision of special services to the existing facility; and

         WHEREAS, pursuant to the terms of the Lease, the Lease shall be considered null and void in the event that the conditions precedent to the Closing of the transactions set forth in Annex A have not occurred and the transactions set forth in Annex A have not closed on or before November 30, 2001; and

         WHEREAS, Lessor and Lessee desire to amend the aforementioned provision in the Lease to reflect that the date by which the conditions precedent to the Closing shall have occurred and the transactions set forth in Annex A must have closed should be extended to December 31, 2001.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AMENDMENT TO SECTION 2. Section 2 shall be amended with additions indicated by underlined text and deletions indicated by strikethrough text as follows:

                  2. TERM. The Premises and the Equipment are leased for a term of forty (40) years (the "Term") commencing on the date upon which all conditions precedent to the Closing of the transactions set forth in Annex A have occurred (the "Commencement Date") and ending on the fortieth anniversary of the Commencement Date, unless terminated as hereinafter provided; provided however, in the event such conditions precedent have not occurred and the transactions set forth in Annex A have not closed on or before November 30, 2001 DECEMBER 31, 2001, this Lease shall be null and void. "Lease Year" shall mean the period beginning on the first day of the term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the term and each subsequent twelve (12) month period within the term of this Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.


WITNESSES:                                  LESSOR:

/s/ Christine Craft                         HOSPITAL SERVICE DISTRICT NO. 2 OF
----------------------------------------    THE PARISH OF ST. MARY, STATE OF
                                            LOUISIANA
/s/ Kathy Teague
----------------------------------------
                                            By: /s/ James B. Broussard
                                                --------------------------------
                                            Name:  James B. Broussard
                                                   -----------------------------
                                            Title: Chairman
                                                   -----------------------------


                                            LESSEE:

                                            PHC-MORGAN CITY, L.P.

                                            By: PHC-Lakewood, Inc.,
                                            its general partner


/s/ Christine Craft
----------------------------------------

/s/ Kathy Teague
----------------------------------------


                                            By: /s/ James Thomas Anderson
                                                --------------------------------
                                            Name:  James Thomas Anderson
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------

                           ANNEX A TO LEASE AGREEMENT

                  THIS ANNEX A TO LEASE AGREEMENT ("Annex A"), dated as of September 7, 2001, among HOSPITAL SERVICE DISTRICT NO. 2 OF THE PARISH OF ST. MARY, STATE OF LOUISIANA ("Lessor"), a political subdivision of the State of Louisiana, whose address is 1125 Marguerite Street, Morgan City, Louisiana 70381, PROVINCE HEALTHCARE COMPANY, a Delaware corporation, whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 ("Guarantor") and PHC-MORGAN CITY, L.P. ("Lessee"), a Louisiana limited partnership and wholly-owned subsidiary of Guarantor, whose address is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Capitalized terms used in this Annex A shall have the same meanings as in the Lease unless otherwise defined herein.

                                   WITNESSETH:

                  WHEREAS, Lessor is a hospital service district, created under Louisiana Revised Statute 46:1051 ET. SEQ. whose object and purpose is, on behalf of the citizens of its district to provide for the operation of a hospital for the care of persons suffering from illnesses or disabilities which require that patients receive hospital care; and

                  WHEREAS, Lessor is further allowed, by statute, to administer other activities related to rendering care to the sick and injured or in the promotion of health which may be justified by the facilities, personnel, funds and other requirements available; and

                  WHEREAS, Lessor is further authorized, by statute, to participate so far as circumstances may warrant in any activity designed and conducted to promote the general health of the community; and

                  WHEREAS, Lessor is allowed to cooperate with other public and private institutions and agencies in providing hospital and other health services to residents of its district; and

                  WHEREAS, Lessor currently owns and operates a 168-bed general acute care hospital known as "Lakewood Medical Center" (the "Hospital") and provides other ancillary health care services to the residents of its district, all in compliance with its statutory purpose; and

                  WHEREAS, Lessor, in fulfilling its public purpose, now desires to lease the existing Hospital to Lessee to facilitate the continuation of the provision of high quality health services to residents of its district, and to manage and provide health care services to its residents, pursuant to certain agreements between Lessor and Lessee providing for the lease of and provision of special services to the existing facility; and

                  WHEREAS, the Board of Commissioners of Lessor after due consideration is of the opinion that the lease of the Hospital and the sale of certain of the working capital assets and other assets used in the operation of the Hospital to Lessee is in the community's best interest; and

                  WHEREAS, the parties hereto have contemporaneously herewith entered into the Lease to which this Annex A is attached; and

                  WHEREAS, this Annex A provides for the sale by Lessor of certain of the assets, tangible and intangible, used in the operation of the business conducted through the Hospital (the "Business"), as scheduled herein.

                  NOW, THEREFORE, for and in consideration of the foregoing premises and the agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of all of which are acknowledged and agreed, the parties hereto agree as follows:

                  1. SALE OF ASSETS AND CERTAIN RELATED MATTERS.

                           1.1 SALE OF ASSETS. At the Closing (as defined in
Section 2.1), Lessor shall sell, transfer, convey, assign and deliver to the Lessee (or its designee), and Lessee shall purchase from Lessor the following assets (together, the "Assets"):

                                    (a) all rights, to the extent assignable or
                  transferable, all licenses, certificates of need, certificates of exemption, franchises, accreditations and registrations and other licenses or permits issued in connection with the Business (the "Licenses"), including, without limitation, the Licenses described in SCHEDULE 1.1(A);

                                    (b) all documents, records, operating
                  manuals and files, and computer software owned by Lessor or its affiliates, pertaining to or used in connection with the Business, including, without limitation, all patient records, medical records, financial records, equipment records, construction plans and specifications, and medical and administrative libraries, but excluding Lessor's minute books and other corporate records;

                                    (c) the right to use, during the term of the
                  Lease, the name "Lakewood Medical Center" and legally permissible variations thereof;

                                    (d) all of Lessor's interest, to the extent
                  assignable or transferable by it, in and to those leases set forth on SCHEDULE 1.1(D) (all of such leases being referred to collectively as the "Assumed Leases");

                                    (e) all of Lessor's interest, to the extent
                  assignable or transferable by it, in and to those contracts and agreements relating to the Business set forth in SCHEDULE 1.1(E) (the "Assumed Contracts");

                                    (f) to the extent beneficial to the
                  continued operation of the Business after the Closing Date (as defined in Section 2.1), any deposits, escrows, prepaid taxes or other advance payments relating to any expenses of the Business, including, without limitation, those items identified in SCHEDULE 1.1(F) (the "Prepaid Expenses");

                                    (g) all inventories of supplies, drugs,
                  food, janitorial and office supplies and other disposables and consumables existing on the Closing Date and located at the Hospital (the "Operating Inventory");

                                    (h) all notes and accounts receivable
                  relating to the Hospital existing on the Closing Date (as hereinafter defined), whether recorded or unrecorded or assigned for collection, together with the right to have transferred to Lessee, upon Lessor's receipt, all amounts ("Government Patient Receivables") which as of the Closing Date are or may become due from Medicare, Medicaid and other third party payors arising from the rendering of services to patients by the Hospital, billed and unbilled, recorded or unrecorded, which by law or contract may not be assigned, and the right to have transferred to Lessee all amounts which are or may become due to Lessor relating to the settlement or retroactive adjustments of cost reports filed or to be filed by Lessor;

                                    (i) all cash and cash equivalents and
                  short-term investments, if any existing on the Closing Date;

                                    (j) all insurance proceeds in existence on
                  the Closing Date arising in connection with damage to the Premises, the Equipment (each as defined in the Lease) or the Assets (as hereinafter defined), but excluding the rights under any insurance policies or to any insurance proceeds payable to Lessor in connection with any liability of Lessor that is not an Assumed Liability, which proceeds shall be applied solely to make any necessary repairs or replacements; and

                                    (k) all goodwill associated with the
                  foregoing.

                           1.2 EXCLUDED ASSETS. The following items which are
related to the Assets are not intended by the parties to be a part of the sale and purchase contemplated hereunder and are excluded from the Assets (collectively, the "Excluded Assets"): (i) all mineral rights, (ii) the rights under any insurance policies or to any insurance proceeds payable to Lessor in connection with any liability of the Lessor that is not an Assumed Liability and
(iii) any unused portion of insurance premiums under any insurance policies of Lessor.

                           1.3 ASSETS FREE AND CLEAR; ASSIGNMENT AND
UNDERTAKING.

                                    (a) Notwithstanding any other provision
                  hereof to the contrary, the Assets shall be sold free and clear of all liabilities, liens and encumbrances, except for any liabilities arising under or in connection with, or any payment or performance obligations of Lessor with respect to
                  (i) the Assumed Contracts, (ii) the Assumed Leases, (iii) any liabilities of Lessor appearing on Lessor's July 31, 2001 balance sheet, (iv) the trade payables of Lessor related to the operation of the Hospital incurred in the ordinary course of business prior to Closing and recorded in amounts consistent with past practice and (v) except as scheduled on
                  SCHEDULE 1.3 attached hereto, any liabilities arising out of or in connection with matters disclosed in the disclosure schedules attached hereto (collectively, the "Assumed Liabilities"). Lessee shall expressly agree to assume the obligations and liabilities of Lessor under the Assumed Contracts, Assumed Leases and other Assumed Liabilities pursuant to the Assignment and Undertaking attached hereto as APPENDIX 1.3. Except as provided in the Assignment and Undertaking, Lessee is not assuming and shall not be deemed to have assumed any other liability or obligation of Lessor or any of its affiliates, fixed or contingent, disclosed or undisclosed, or otherwise; including, without limitation, any liabilities arising in respect of Agency Payables (which shall mean all net amounts due or to become due to third-party payors under the Medicare and Medicaid Programs in respect of periods prior to and the Closing Date) and cost reports filed or required to be filed by Lessor, whether unrecorded or recorded as a current or long-term asset or liability.

                                    (b) To effect assumptions and assignments of
                  the Assumed Contracts, Assumed Leases and Assumed Liabilities contemplated hereby, Lessee and Lessor shall execute the Assignment and Undertaking.

                                    (c) With respect to any indebtedness secured
                  by a lien on the Assets which is not expressly assumed by Lessee in the Assignment or Undertaking Agreement, any such lien shall be divested or removed prior to or at the Closing.

                           1.4 LIMITED REIMBURSEMENT OF LESSOR. Lessee shall
reimburse Lessor in an amount up to $250,000 in the aggregate for any liabilities or obligations not assumed by Lessee and incurred by Lessor prior to Closing or that arise subsequent to Closing in connection with Lessor's operation of the Hospital prior to Closing; provided, that, neither the Commissioners of, senior management of the Hospital nor counsel to Lessor have actual knowledge of such liabilities or obligations as of the Closing Date. In the event that such liabilities and obligations exceed $250,000 in the aggregate, Lessee shall reimburse Lessor for an amount equal to $250,000 and Lessor shall be responsible for any amounts in excess of $250,000. Notwithstanding the foregoing, the liabilities or obligations contemplated in this section shall not be deemed as included within the Assumed Liabilities set forth in Section 1.3 of this Annex A.

                           1.5 PURCHASE PRICE.

                                    (a) The purchase price (the "Purchase
                  Price") shall be equal to the book value of the Assets as reflected on the latest available balance sheet of the Hospital. The Purchase Price shall be the Rent paid by Lessee on the Commencement Date.

                                    (b) As of the Closing, Lessee and Lessor
                  shall prorate, if possible, property lease payments, property taxes and other assessments, as well as all other income and expenses with respect to the Business which are normally prorated upon the sale of assets of a going concern. Lessor shall, to the extent practicable, order final readings of all power and other utility charges to be made as of the Closing Date and shall pay when due all charges in respect of the Hospital for such charges for periods prior to the Commencement Date.

                           1.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price
allocation shall be determined within 30 days of the Closing for all purposes, including, without limitation, tax and Medicare purposes.

                           1.7 LOCK BOX. Lessor hereby appoints Lessee, and
Lessee agrees to act, as Lessor's collection agent with respect to the Government Patient Receivables. In connection therewith, on or before the Closing Date, Lessee shall establish, at its expense, a "lock box" at a financial institution selected by Lessee, and after the date hereof shall deposit in such lock box cash, checks, drafts or other similar items of payment of such Government Patient Receivables within a reasonable time of Lessee's receipt thereof. Lessor hereby assigns all such amounts deposited into such account into the lock box to Lessee, as collection agent, and Lessee acknowledges that such assignment shall constitute full satisfaction and discharge of the Lessor's obligation to transfer to Lessee an amount equal to the value of the Lessor's Government Patient Receivables. Lessor and Lessee agree to execute any such further documents as may reasonably be requested by Lessee to accomplish the intent of this section.

                           1.8 ESCROWED FUNDS. On June 13, 2001, Lessee,
pursuant to the Letter of Intent dated June 1, 2001 between the parties, placed Two Hundred Fifty Thousand Dollars ($250,000) in an Escrow Account with AmSouth Bank as Escrow Agent to pay, pursuant to the terms of the Escrow Agreement, Lessor's costs related to the consummation of the transaction contemplated herein. The Lessor shall immediately repay all Escrowed Funds to Lessee upon the occurrence of any of the following: (i) the voluntary and without cause withdrawal from negotiations of Lessor, (ii) the execution by Lessor of a letter of intent with any other entity or (iii) the termination of this Agreement or the termination of negotiations of this Agreement by Lessee due to a breach by Lessor of its obligations hereunder.

                  2. CLOSING.

                           2.1 CLOSING. The consummation of all matters
anticipated herein (the "Closing") shall take place in New Orleans, Louisiana, at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana 70170 or other agreed upon location, at 10:00 A.M. local time on October 31, 2001 provided all required regulatory and other approvals to the Closing have been obtained, but in no event later than November 30, 2001, unless the parties hereto agree otherwise in writing (the "Closing Date").

                           2.2 ACTION OF LESSOR AT CLOSING. At the Closing,
Lessor shall deliver to Lessee the following:

                                    (i) the Assignment and Undertaking;

                                    (ii) a general bill of sale and assignment
                  in the form attached hereto as APPENDIX 2.2(II) (the "Bill of Sale") conveying and assigning to Lessee all of the Assets;

                                    (iii) copies of resolutions duly adopted by
                  Lessor authorizing and approving Lessor's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of Lessor;

                                    (iv) certificates, dated as of the Closing
                  Date, of officers of Lessor certifying that as of the Closing all of the representations and warranties by or on behalf of Lessor contained in the Lease and this Annex A are true and correct in all material respects and all covenants and agreements of Lessor to be performed prior to or as of the Closing pursuant to the Lease and this Annex A have been performed in all material respects;

                                    (v) a certificate of incumbency, dated as of
                  the Closing Date, for the officers of Lessor making certifications for Closing or executing the Bill of Sale, Assignment and Undertaking or this Annex A;

                                    (vi) subject to Section 1.2 hereof, all of
                  Lessor's Contracts, Leases, commitments, books, records and other data relating to the Assets;

                                    (vii) evidence of the purchase by Lessor of
                  the tail insurance provided for under Section 6.8 hereof; and

                                    (viii) such other documents as may
                  reasonably be requested by Lessee.

                            Simultaneously with the delivery of the foregoing
items and as reasonably required at anytime thereafter, Lessor shall take all steps as may be reasonably required to put Lessee in actual possession and operating control of the Assets following the Closing.

                            2.3 ACTION OF LESSEE AT CLOSING. At the Closing,
Lessee shall deliver to Lessor the following:

                                    (i) payment of the cash portion of the
                  Purchase Price in cash or immediately available funds;

                                    (ii) the Assignment and Undertaking;

                                    (iii) copies of corporate resolutions duly
                  adopted by Lessee authorizing and approving Lessee's performance of the transactions contemplated hereby and the execution and delivery of the documents described herein, certified as true and of full force as of Closing by appropriate officers of the Lessee;

                                    (iv) a certificate, dated as of the Closing
                  Date, of an officer of Lessee certifying that, to the officer's actual knowledge after reasonable inquiry, as of the Closing all of the representations and warranties by or on behalf of Lessee contained in the Lease and this Annex A are true and correct in all material respects and the covenants and agreements of Lessee to be performed prior to or as of Closing pursuant to the Lease and this Annex A have been performed in all material respects;

                                    (v) a certificate of incumbency, dated as of
                  the Closing Date, for the officers of Lessee making certifications for Closing or executing the Assignment and Undertaking or this Annex A; and

                                    (vi) such other documents as may be
                  reasonably requested by Lessor.

                  3. REPRESENTATIONS AND WARRANTIES OF LESSOR.

                  As of the date hereof, Lessor represents and warrants to Lessee that:

                           3.1 CAPACITY. Lessor is a political subdivision of
the State of Louisiana that has been duly formed, and is validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted.

                           3.2 POWERS; ABSENCE OF CONFLICTS WITH OTHER
AGREEMENTS, ETC.

                           (a) The execution, delivery and performance by Lessor
of the Lease and this Annex A and the other agreements and transactions contemplated hereby:

                                    (i) are within the power of Lessor, are not
                  in contravention of the terms of any resolution or act or governing instrument or any amendments thereto of Lessor and have been duly authorized by the Commission of Lessor, as and to the extent required; and

                                    (ii) on the Closing Date, (A) will not
                  result in any breach of any indenture, agreement, lease or instrument to which Lessor is a party or by which Lessor is bound, (B) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Lessor, (C) will not violate any law, rule or regulation of any governmental authority applicable to Lessor or any of the Assets and (d) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, except for any such breaches or violations as would not individually or in the aggregate have a material adverse effect on the Hospital or its business;

                           (b) As of the Closing, this Annex A and the other
agreements and instruments contemplated hereby have been duly and validly executed and delivered by Lessor. This Annex A and the other agreements and instruments contemplated hereby constitute the valid, legal and binding obligations of Lessor enforceable against it in accordance with their terms.

                           3.3 FINANCIAL STATEMENTS. SCHEDULE 3.3 hereto
consists of true, correct and complete copies of Lessor's audited financial statements for the years ended December 31, 1999 and December 31, 2000 (collectively, the "Financial

Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of Lessor and fairly present the financial position of Lessor as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles, consistently applied ("GAAP"), during such periods.

                           3.4 LICENSES. Lessor has all licenses and permits
relating to the ownership of the Hospital and the Assets and operation of the Business as are necessary and required for such ownership and operation.
SCHEDULE 3.4 hereto contains a complete description of all material licenses, permits, franchises, certificates of need, certificate of need applications, and PRO memos, if any, and their respective dates of termination or renewal, owned or held by Lessor relating to the ownership, development or operation of the Hospital, Assets or the Business, together with any formal and specific notices or directives received from the agency responsible for such SCHEDULE 3.4 item, for which noncompliance with such notice or directive would likely cause the revocation, suspension or material diminution in term for such item. All items listed on SCHEDULE 3.4 are, to Lessor's actual knowledge after reasonable inquiry, in good standing and, except as expressly set forth on SCHEDULE 3.4, are not subject to renewal within less than one (1) year.

                           3.5 CERTAIN CONTRACTS. SCHEDULE 3.5 lists all
contracts to which Lessor is a party involving obligations of Lessor in respect of the Business (the "Scheduled Contracts"). Lessor has delivered to Lessee true and correct copies of all Scheduled Contracts. All of the Assumed Contracts are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms. Except as expressly noted in SCHEDULE 1.1(E), the Assumed Contracts are terminable at the option of Lessor on no more than 90 days notice without liability to Lessor. Lessor has not received any notice that the other parties to the Assumed Contracts are (i) in default under such Assumed Contract or (ii) consider Lessor to be in default thereunder. Except as expressly noted in SCHEDULE 3.5, to Lessor's actual knowledge after reasonable inquiry, no party to any of the Assumed Contracts intends to terminate or materially adversely modify its agreement(s) with respect thereto, or materially adversely change the volume of business done thereunder.

                           3.6 CERTAIN LEASES. SCHEDULE 3.6(A) lists all leases
to which Lessor is a party in respect of the Business ("Scheduled Leases"). Lessor has delivered to Lessee true and correct copies of all Scheduled Leases and all related amendments, supplements, modifications and related documents (the "Scheduled Lease Documents"). The Scheduled Lease Documents relating to the Assumed Leases are unmodified and in full force and effect, and there are no other agreements, written or oral, between Lessor and any third parties claiming an interest in Lessor's interest in the Scheduled Leases or otherwise relating to Lessor's use and occupancy of any leased property. All of the Assumed Leases are valid and binding obligations of Lessor, are in full force and effect, and are enforceable against Lessor in accordance with their terms; and no event has occurred including, but not limited to, the execution, delivery and performance of this Annex A and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. Lessor has not received any written notice that the other party to any Assumed Lease (i) is in default under such Assumed Lease or (ii) consider Lessor to be in default thereunder. Except as expressly noted in
SCHEDULE 1.1(D), the Assumed Leases are terminable at the option of Lessor on no more than 90 days notice without liability to Lessor. Except as set forth on
SCHEDULE 3.6(B), no property leased under any Assumed Lease is subject to any lien, encumbrance, easement, right of way, building or use restriction, exception, variance, reservation or limitation as might in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. SCHEDULE 3.6(C) contains rent rolls for each building in which Lessor leases or subleases space to tenants, which rent rolls identify each building and its total square footage, and, with respect to each lease or sublease, identify (a) the tenant or subtenant, (b) the number of square feet leased, (c) the term commencement date and expiration date, (d) the annual or monthly rent and (e) tenant's suite number.

                           3.7 TITLE TO PREMISES. On the Closing Date, Lessor
will hold of record good and marketable fee simple title to the Premises, free and clear of all liens and encumbrances, excluding the Permitted Encumbrances.

                           3.8 EMPLOYEE BENEFIT PLANS.

                                    (a) Set forth on SCHEDULE 3.8(A) is a list
                  (all of which are collectively referred to as the "Employee Plans") of all "employee benefit plans" as defined by Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is maintained or contributed to by the Lessor in whole or in part on behalf of the employees of the Hospital, or (ii) with respect to which the Lessor has any obligations to any current or former officer, employee, or service provider of the Hospital or the dependents of any thereof, or (iii) which could result in the imposition of material liability to the Lessor, Lessee, or Parent, including without limitation plans and arrangements that have been terminated. The Lessor has delivered to

                  Lessee true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, annuity contracts or any other funding instruments ("Funding Arrangements").

                                    (b) Neither Lessor nor any Affiliate has
                  been liable at any time for contributions to a plan that is subject to Title IV of ERISA.

                                    (c) Neither Lessor nor any Affiliate has any
                  liability, and the transactions contemplated under this Annex A will not result in any liability (i) for the termination of or withdrawal from any plan under Section 4062, 4063, or 4064 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under
                  Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (vi) for withdrawal from any multi-employer plan under
                  Section 4201 of ERISA.

                                    (d) Each Employee Benefit Plan maintained by
                  Lessor was established pursuant to the statutory authority of the State of Louisiana in La. R.S. 46:1068 and La. R.S. 46:1068.1 or valid regulations issued pursuant to such statutory authority.

                                    (e) All Employee Benefit Plans maintained by
                  the Lessor are governmental plans as defined in Section 414(d) of the Code, ERISA 3(32) and ERISA 4021(b)(2). Lessor does not now and has never adopted, sponsored or maintained an annuity contract or plan described in Section 403(b) of the Code for the benefit of the employees of the Lessor.

                                    (f) Lessor has heretofore provided to Lessee
                  true, accurate and complete copies of the following documents as applicable: (i) the Employee Benefit Plan documents and all amendments, (ii) all personnel, payroll and employment manuals and policies, and (iii) such other documents, records or other materials related thereto reasonably requested by Lessee prior to the Closing Date.

                                    (g) There have been no prohibited
                  transactions, breaches of fiduciary duty or other breaches or violations of any law applicable to the Employee Benefit Plans and related funding arrangements that could subject Lessor, Lessee or Parent to any liability. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter

                  (or, in the case of a standardized form or paired plan, a favorable opinion or notification letter), and no event has occurred which could cause any Employee Benefit Plan to become disqualified for purposes of Section 401(a) of the Code. Each Employee Benefit Plan has been operated in all material respects in compliance with applicable law, including Section 401(a) of the Code and ERISA, as applicable, and in accordance with its terms.

                                    (h) All required reports, tax returns,
                  documents and plan descriptions of the Employee Benefit Plans have been timely filed with the Internal Revenue Service, the United States Labor Department (the "DOL"), and the Pension Benefit Guaranty Corporation (the "PBGC") and/or, as appropriate, provided to participants in the Employee Benefit Plans.

                                    (i) There are no pending claims, lawsuits or
                  actions relating to any Employee Benefit Plans (other than ordinary course claims for benefits) and, to Lessor's actual knowledge after reasonable inquiry, none are threatened.

                                    (j) No written or oral representations have
                  been made to any Employee or former Employee of Lessor promising or guaranteeing any employer payment or funding, and no Employee Benefit Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former Employee of Lessor for any period of time beyond the end of the current plan year (except to the extent of coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Public Heath Service Act, codified as 42 USC ss.ss.300bb-1 through 300bb-8 ("PHSA")). The consummation of the transactions contemplated by this Annex A will not accelerate the time of vesting or payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of the Lessor, with the exception of participants who become fully vested in Lessor's retirement plans as a result of a termination or partial termination of such plans, in accordance with Code Section 411(d)(3). SCHEDULE 3.8(J) lists all of the former employees of the Lessor and their beneficiaries who have elected or are eligible to elect COBRA continuation of health insurance coverage under the Lessor's group health plans.

                                    (k) The Lessor and its Affiliates have
                  complied with the continuation coverage provisions of COBRA and the PHSA with respect to all current Employees and former Employees.

                                    (l) Neither Lessor, any Affiliate nor any
                  other employer who has participated or is participating in any Employee Benefit Plans (a "Sponsor") has incurred any liability to the DOL, the PBGC or the Internal Revenue Service in connection with any of the Employee Benefit Plans and no condition exists that presents a risk to Lessor or any Sponsor of incurring any liability to the DOL, the PBGC or the Internal Revenue Service.

                                    (m) Lessor has paid in full all amounts
                  which are required under the terms of each Employee Benefit Plan or funding arrangement to have been paid as of the date of this Annex A. Further, as of the Closing Date, Lessor shall have paid in full all liabilities accrued with respect to each Employee or former Employee in each Employee Benefit Plan, with the exception of accrued vacation and sick days, in accordance with Section 6.4(a). With the exception of the Lakewood Hospital Profit Sharing Plan and the Lakewood Hospital 457 Plan, no Employee Benefit Plan has assets in a fund or trust, and liabilities are paid from the general assets of the Lessor. Assets held by the Lakewood Hospital Benefit Sharing Plan and the Lakewood Hospital 457 Plan are sufficient to pay all liabilities under such plans as of the Closing Date.

                                    (n) Any Employee Benefit Plan that provides
                  for severance payments to employees after termination of employment is in writing, has been operated in compliance with applicable law, and expressly provides that no severance benefits are payable as the result of a termination of employment to an employee who is hired by a successor entity, or who otherwise continues employment with a successor, in connection with a merger or acquisition transaction.

                                    (o) For the purpose of this Section 3.8, the
                  term "Affiliate" shall mean (i) any other entity, if any, or trade or business that has adopted or has ever participated in any of Lessor's Employee Benefit Plans.

                                    (p) For the purpose of this Section 3.8, the
                  term "Employee" shall be considered to include individuals rendering personal services to the Lessee at the hospital as independent contractors and leased employees as defined in Code ss. 414(n) and the regulations promulgated pursuant thereto.

                           3.9 LITIGATION OR PROCEEDINGS. SCHEDULE 3.9 contains
a list of each lawsuit or legal proceeding to which Lessor is a party or which arose out of or in connection with the Business or which to the actual knowledge of Lessor, has been threatened against Lessor in connection with the Business. Since January 1,

2000, Lessor has not been subject to any formal or informal (of which Lessor has received notice) investigations or proceedings of the Louisiana Department of Health and Hospitals, the United States General Accounting Office, the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services or other similar governmental agencies (except for any investigations being conducted in the ordinary course of business and applicable to all hospitals) with respect to the Hospital. There are no such claims, actions, proceedings or investigations of which Lessor has received notice pending or threatened challenging the validity or propriety of the transactions contemplated by this Annex A. Lessor is not now, and has not been since May 2000, a party to any injunction, order, or decree restricting the method of the conduct of its business or the marketing of any of its services, nor to the actual knowledge of Lessor, has any governmental agency investigated or requested (other than on a routine basis) information with respect to such methods of business or marketing of services; Lessor has not received any claim that Lessor currently violates any federal, state, or local law, ordinance, rule or regulation, which, if proven, would have a material adverse effect on the Business and Lessor has no actual knowledge that any such claim is or has been threatened; and there have been no developments materially adverse to Lessor with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature, including but not limited to those referred to in SCHEDULE 3.9, and including without limitation any such pending or threatened claim, action or proceeding arising from or relating to (i) the assertion by any governmental authority of any retroactive adjustment of the sums which Lessor was entitled to receive pursuant to government or third party reimbursement programs such as (but not limited to) Medicare and Medicaid, or
(ii) any allegation by any governmental authority of fraud or abuse by any current or former officers or employees of Lessor in connection with the making of any application for reimbursement pursuant to the government or third party reimbursement programs referred to in the preceding clause (i).

                           3.10 INSURANCE. SCHEDULE 3.10(A) is a list and brief
description of all policies or binders of fire, liability, product liability, workers' compensation, health and other forms of insurance policies or binders currently in force insuring Lessor against risks which will remain in full force and effect (or will be replaced by substantially similar coverage) at least through the Closing Date. SCHEDULE 3.10(B) contains a description of all malpractice liability insurance policies of Lessor. Except as set forth on
SCHEDULE 3.10(C), since January 1, 1996 (i) Lessor has not filed a written application for any insurance coverage which has been denied by an insurance agency or carrier and (ii) Lessor has been continuously insured for professional malpractice claims for at least the past seven (7) years, including periods during which Lessor was self-insured. SCHEDULE 3.10(C) also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence, filed by Lessor during the three (3) year period immediately preceding the Closing Date, including but not limited to, workers' compensation, general liability, environmental liability and professional malpractice liability claims. Lessor is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

                           3.11 POST-BALANCE SHEET RESULTS. Except as set forth
on SCHEDULE 3.11, since July 31, 2001, with respect to the Business, there has not been:

                                    (a) any damage, destruction or loss (whether
                  or not covered by insurance) the effect of which has materially adversely affected the Business, taken as a whole;

                                    (b) any sale, lease, transfer or disposition
                  by Lessor of the Business or any material assets or material portion of its Assets; or

                                    (c) any change or the occurrence of any fact
                  or condition which may be reasonably expected to have a material adverse effect on the Assets, the Business or the value of the Business, other than such changes, facts and conditions, if any, affecting the Morgan City, Louisiana hospital service area generally, the general economy or the healthcare industry generally.

                           3.12 LESSOR'S EMPLOYEES. SCHEDULE 3.12 contains a
list of all of Lessor's employees who perform services at or on behalf of the Hospital, their current salary or wage rates, department and a job title or other summary of the responsibilities of such employees. The Lessor has complied in all material respects with all federal and state regulations relating to the performance of background checks on the Hospital employees. Since July 31, 2001, there has not been any increase in the compensation payable or to become payable by Lessor to any of Lessor's officers, employees or agents, or any bonus payment or arrangement made to or with any such person, except as described in SCHEDULE
3.12. Lessor has not incurred any liability, or taken or failed to take any action which will result in any liability, in respect of any failure to comply with the Fair Labor Standards Act or any other applicable laws dealing with minimum wages or maximum hours for employees. Except as set forth on SCHEDULE 3.12, all employees of Lessor are terminable at will by Lessor. SCHEDULE 3.12 includes a list of all employees of Lessor (other than "part-time employees") who have been "terminated" or "laid-off" since July 31, 2001 (as such quoted terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN")).

                           3.13 LABOR MATTERS. Lessor has no collective
bargaining agreements with any labor union, and there are no current negotiations with a labor union. Lessor is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against Lessor pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Lessor. No grievance which might have an adverse effect on Lessor or any such arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists. Lessor has not experienced any employee strikes since the date the Hospital began operation.

                           3.14 CERTAIN REPRESENTATIONS WITH RESPECT TO THE
BUSINESS.

                                    (a) The Hospital has current contractual
                  arrangements with Blue Cross. Complete and accurate copies of the existing Blue Cross contracts of the Hospital have been furnished to Lessee. The Hospital is presently in compliance in all material respects with the terms, conditions and provisions of such contracts.

                                    (b) The Hospital is qualified for
                  participation in the Louisiana Medicaid program, is currently participating in such program, and has been assigned a Medicaid provider number. Complete and accurate copies of Lessor's existing Medicaid contracts for the Hospital have been furnished to Lessee. The Hospital is presently in compliance in all material respects with the terms, conditions and provisions of such contracts.

                                    (c) Included in SCHEDULE 3.14 are copies of
                  the fire marshal reports with respect to the Hospital since January 1, 2000. The Hospital is not in violation in any material respect of any fire code.

                                    (d) Except as set forth in SCHEDULE 3.14,
                  Lessor has received no written notice that the Hospital is in violation of local building codes, ordinances or zoning laws. The building or buildings in which the Hospital is located comply in all material respects with all local building codes, ordinances and zoning laws and are in a condition that complies with accreditation standards by the Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO").

                                    (e) Included in SCHEDULE 3.14 is a copy of
                  all licensure survey reports of the Hospital by the Louisiana Department of Health and Hospitals since January 1, 2000.

                                    (f) Included in SCHEDULE 3.14 are copies of
                  the Bylaws of the Medical Staff of the Hospital and copies of minutes of meetings thereof since January 1, 2000. No proceedings are pending or threatened seeking to remove or limit the privileges of any member of the medical staff of the Hospital.

                                    (g) Complete and accurate copies of all
                  appraisals, if any, obtained by Lessor since January 1, 2000, relating to the Hospital or any of its assets have been furnished to Lessee.

                                    (h) The Hospital has all licenses required
                  under federal and state law to operate the Business, including but not limited to, a license issued by the Louisiana Department of Health and Hospitals as a general acute care hospital authorized to operate a 168-bed general acute care hospital in its existing facilities located in Morgan City, Louisiana. Except as set forth in SCHEDULE 3.14, the Hospital is presently in compliance in all material respects with all the terms, conditions and provisions of such licenses.
                  SCHEDULE 3.14 also contains a copy of such licenses. The facilities, equipment, staffing and operations of the Hospital satisfy, without material exception, the applicable hospital licensing requirements of the State of Louisiana.

                           3.15 REIMBURSEMENT MATTERS. Complete and accurate
copies of all Medicare cost reports and related forms filed during the past three years by Lessor have been furnished to Lessee. To Lessor's actual knowledge after reasonable inquiry, all such cost reports were materially correct and in compliance with the requirements of the Medicare program. To Lessor's actual knowledge after reasonable inquiry, the amounts set up as provisions for the Medicaid or Medicare adjustments and adjustments by any other third party payors on the Financial Statements are sufficient to pay any amounts for which Lessor may be liable. Lessor has received no written notices that Medicare or Medicaid has any claims against it which may reasonably be expected to result in consolidated net offsets against future reimbursement in excess of any reserves for Medicare and Medicaid adjustments reflected in the latest balance sheet included in Lessor's Financial Statements. Neither Lessor nor, to Lessor's actual knowledge after reasonable inquiry, any of its employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the federal Social Security Act. Lessor agrees that Lessee may, in its discretion, reopen costs reports for any period prior to Closing, and that Lessee shall be entitled to retain any amounts which shall be payable to Lessor as a result of any adjustments thereto. Lessee agrees that it shall be solely responsible for any amounts which may be payable by Lessor occasioned by Lessee's reopening thereof.

                           3.16 CERTIFICATES OF NEED. Except as set forth on
SCHEDULE 3.16, there are no currently pending or open applications for any Certificate of Need, Exemption Certificate (each as defined below) or declaratory ruling in respect to the Hospital or any of the Assets with any of the State Health Agencies or other applicable agency (collectively, the "Applications"). Lessor has neither any Applications pending nor any approved Applications which relate to projects not yet completed. Lessor has properly filed all required Applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under any applicable statute or under the Social Security Act. As used herein, "Certificate of Need" means a written statement issued by a State Health Agency evidencing community need for a new, converted, expanded or otherwise significantly modified health care facility, health service or hospice, and "Exemption Certificate" means a written statement from the appropriate State Health Agency stating that a health care project is not subject to the Certificate of Need requirements under applicable state law.

                           3.17 MEDICARE PARTICIPATION/ACCREDITATION. The
Hospital is qualified for participation in the Medicare, Medicaid and CHAMPUS programs, has a current and valid provider contract with such programs and is in compliance with the conditions of participation in such programs, and has no reason to believe that it will not receive all approvals or qualifications necessary for capital reimbursement. Complete and accurate copies of Lessor's existing Medicare and Medicaid provider and (if applicable) supplier agreements are included in SCHEDULE 3.17. Complete and accurate copies of Lessor's existing CHAMPUS contracts have been furnished to Lessee. The Hospital is duly accredited, with no contingencies (except as set forth on SCHEDULE 3.17), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the three (3) year periods described on SCHEDULE 3.17. A copy of the most recent report and Certificate of Accreditation relating to the Hospital is included in
SCHEDULE 3.17. Neither Lessor, Hospital, nor any of their officers, directors, employees, or shareholders of 5% or more are excluded from participation in any state or federal healthcare programs, nor is any such exclusion threatened. Except as set forth on SCHEDULE 3.17, Lessor has not received any notice from any of the Medicare, Medicaid or CHAMPUS programs, or any other third party payor programs of any pending or threatened investigations or surveys, including, but not limited to: (i) the assertions by any governmental authority of any retroactive adjustment of the sums which the Lessor was entitled to receive in connection with a third party reimbursement program; or (ii) any allegation by any governmental authority of fraud or abuse by any current or former employees of Lessor in connection with any application for reimbursement from any third-party payor program; and Lessor has no reason to believe that any such investigations or surveys are pending, threatened, or imminent.

                           3.18 REGULATORY COMPLIANCE. Except as set forth on
SCHEDULE 3.9 hereto, the Hospital has been in compliance in all material respects with all applicable statutes, rules, regulations, and requirements of all federal, state, and local commissions, boards, bureaus, and agencies having jurisdiction over such Hospital and the Assets associated therewith and the operations of such Hospital and the Assets associated therewith. Lessor has timely filed all material reports, data, and other information required to be filed with such commissions, boards, bureaus, and agencies. To the actual knowledge of Lessor, after reasonable inquiry, neither Lessor nor Hospital, nor any of their officers, directors, or managing employees have engaged in any activities that are prohibited under 42 U.S.C.
Section 1320a-7 ET SEQ., or the regulations promulgated thereunder, or under any statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to, the following:

                                    (i) knowingly and willfully making or
causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                                    (ii) knowingly and willfully making or
causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                                    (iii) presenting or causing to be presented
a claim for reimbursement for services under Medicare, Medicaid or other state or federal health care programs that is for an item or service that is known or should be known to be (a) not provided as claimed, or (b) false or fraudulent;

                                    (iv) failing to disclose knowledge by a
claimant of the occurrence of any event effecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                                    (v) knowingly and willfully offering,
paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or other federal or state health care program, or (b) in return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, or other federal or state health care program;

                                    (vi) knowingly making a payment, directly or
indirectly, to a physician as an inducement to reduce or limit necessary services to individuals who are under the direct care of the physician and who are entitled to benefits under Medicare, Medicaid, or other state health care program;

                                    (vii) knowingly providing to any person,
with respect to coverage under Medicare for inpatient hospital services, information that is known or should be known to be false or misleading that could reasonably be expected to influence the decision when to discharge a patient from the Hospital;

                                    (viii) knowingly or willfully making or
causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact) required to be stated therein (or necessary to make the statement contained therein not misleading) of a material fact with respect to (a) the conditions or operations of a facility in order that the facility may qualify for Medicare, Medicaid, or other state health care program certification, or (b) information required to be provided under ss.1124A of the Social Security Act (42 U.S.C. ss.1320a-3a); or

                                    (ix) knowingly and willfully (a) charging
for any Medicaid service money or other consideration at a rate in excess of the rates established by the state of Louisiana, or (b) charging, soliciting, accepting or receiving, in addition to amounts paid by Medicaid, any gift money, donation or other consideration (other than charitable, religious, or other philanthropic contribution from an organization or from a person unrelated to the patient) (1) as a precondition of admitting the patient to the Hospital, or
(2) as a requirement for the patient's continued stay in the Hospital;

                                    (x) knowingly or willfully executing, or
attempting to execute a scheme or artifice to defraud any health care benefit program (as defined in 18 U.S.C. ss.24(b)) or to obtain by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, in connection with the delivery of or payment for health care benefits, items, or services;

                                    (xi) knowingly and willfully embezzling,
stealing, or otherwise without authority converting to the use of any person other than the rightful owner, or intentionally misapplying any of the monies, funds, securities, premiums, credits, property, or other assets of a health care benefit program;

                                    (xii) knowingly and willfully falsifying,
concealing, or covering up by any trick, scheme or device a material fact, or making any materially false, fictitious, or fraudulent statement or representation, or making or using any materially false writing or document knowing the same to contain any materially false, fictitious, or fraudulent statement or entry in connection with the delivery of or payment for health care benefits, items or services, in connection with a health care benefit program;

                                    (xiii) knowingly and willfully preventing,
obstructing, misleading, delaying, or attempting to prevent, obstruct, mislead, or delay the communication of information or records relating to a violation of a federal health care offense.

                           3.19 ENVIRONMENTAL MATTERS. Except as disclosed in
SCHEDULE 3.19:

                                    (a) Lessor is currently in material
                  compliance with all Environmental Laws (as defined below) which compliance includes, but is not limited to, the possession by Lessor of all permits and other governmental authorization required under the Environmental Laws, and material compliance in all respects with the terms and conditions thereof;

                                    (b) Lessor has not stored, disposed of or
                  arranged for disposal of any Materials of Environmental Concern (as defined below) on the Premises, except in material compliance with the Environmental Laws;

                                    (c) Lessor has not received any
                  communication whatsoever (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Lessor is not in material compliance with the Environmental Laws or the Medical Waste Laws, and there are no circumstances that may prevent or interfere with Lessor's compliance in the future. There are no Environmental Claims (as defined below) pending or threatened against, or which has been made known to, Lessor.

                                    (d) There have been no actions, activities,
                  circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claims against Lessor.

                                    (e) Without in any way limiting the
                  generality of the foregoing, (i) all underground storage tanks, and the capacity, uses, date of installation, and contents of such tanks, located on the Premises are identified
                  SCHEDULE 3.19, (ii) there are no nor have there ever been any collection dumps, pits, and disposal facilities or surface impoundments located on the Premises except as identified in Schedules, (iii) all underground storage tanks are in full compliance with the Environmental Laws; (iv) there is no asbestos contained in or forming part of the Premises, and (v) no polychlorinated biphenyls (PCBs) have been used or stored on the Premises.

                                    (f) With respect to the generation,
                  transportation, treatment, storage and disposal or other handling of Medical Waste, Lessor is presently in full compliance with all Medical Waste Laws.

                           The following terms shall have the following
meanings:

                           ENVIRONMENTAL CLAIM. The term "Environmental Claim"
means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by Lessor or (b) circumstances forming the basis of any violation, or alleged violation, of the Environmental Laws or the Medical Waste Laws.

                           ENVIRONMENTAL LAWS. The term "Environmental Laws"
means the federal, state (including specifically, but not by way of limitation, the State of Louisiana), regional, county, parish, municipal, and local environmental, health or safety laws, regulations, ordinances, rules and policies and the common law relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified, including, without limitation, the statutes listed below:

                           Federal Solid Waste Act as amended by the Resource
Conservation and Recovery Act of 1976, 42 U.S.C.ss.6901, ET SEQ.

                           Federal Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C.ss.9601, ET SEQ.

                           Federal Clean Air Act, 42 U.S.C.ss.7401, ET SEQ.

                           Federal Water Pollution Control Act, Federal Clean
Water Act of 1977, 33 U.S.C. ss. 1251, ET SEQ.

                           Federal Insecticide, Fungicide, and Rodenticide Act,
Federal Pesticide Act of 1978, 7 U.S.C.ss.136, ET SEQ.

                           Federal Hazardous Materials Transportation Act, 48
U.S.C.ss.1801, ET SEQ.

                           Federal Toxic Substances Control Act, 15
U.S.C.ss.2601, ET SEQ.

                           Federal Safe Drinking Water Act, 42 U.S.C.ss.300f, ET
SEQ.

                           "Materials of Environmental Concern" means any toxic
or hazardous waste, pollutants or substances, including, without limitations, asbestos, radon, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance", "toxic substance", "toxic pollutant", "medical waste" or similarly identified substance or mixture, in or pursuant to the Environmental Laws or the Medical Waste Laws.

                           "Medical Waste" includes any substance, pollutant,
materials, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C.ss.ss.6992, ET SEQ. ("MWTA"), 42 Part 72 and 49 CFRss.173,
386 and La. R. S. 40:4.

                           "Medical Waste Laws" means the following, including
regulations promulgated and orders issued thereunder, to the extent such Medical Waste Laws regulate Medical Waste, all as may be amended from time to time: the MWTA, La. R. S. 40:4, The Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 ET SEQ., the Air Pollution Prevention and Control Act, 42 U.S.C.ss. 7401 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251 ET SEQ., the Marine Protection, Research, and Sanctuaries Act of 1972, 33 U.S.C.ss.ss.1401 ET SEQ., Nuclear Regulatory Commission regulations contained in 10 CFR Part 20, Public Health Service regulations contained in 42 CFR Part 72, U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179, United States Postal Service regulations contained in 39 CFR Part 111, local environmental and safety laws, rules, regulations, and other legally binding requirements, and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

                           3.20 HILL-BURTON FUNDS. To the extent funds have been
received on behalf of Lessor or any predecessor of Lessor to construct, improve or acquire any of the Assets under the "Hill-Burton" Act, the financial obligation in respect of such funds has been fully satisfied, and Lessee shall not be required to pay, or otherwise satisfy, any amounts as a "recovery" or otherwise as a result of the consummation of the transactions contemplated by this Annex A.

                           3.21 TAXES. Lessor has filed all tax returns required
by law to be filed by or on behalf of Lessor and has paid all taxes, assessments and other governmental charges shown thereon as due and payable, other than those presently payable without penalty or interest. There are no liens with respect to taxes (except for liens with respect to property taxes not yet due) upon any of the Assets. Lessor has not conducted the Business or engaged in any transaction which would cause the transaction contemplated hereby to be taxable under the Louisiana sales and use tax laws. There is no dispute or claim concerning any tax liability of Lessor either claimed or raised by any governmental authority, or as to which Lessor has notice or knowledge thereof.

                           3.22 EQUIPMENT. Except as disclosed on SCHEDULE 3.22,
all assets of Lessor consisting of equipment, whether reflected in the Financial Statements or otherwise, are in good operating condition and repair, ordinary wear and tear excepted. Except as disclosed on SCHEDULE 3.22, the only transactions related thereto since July 31, 2001 have been additions or dispositions thereto in the ordinary course of business. All of such equipment (except for leased items for which the lessors have valid security interests) at the Closing will be free and clear of any lien or security interest or other encumbrance, except for any equipment lease included within the Assumed Leases.

                           3.23 ABSENCE OF UNDISCLOSED LIABILITIES. Except as
and to the extent reflected or specifically reserved against (which reserves are believed adequate in amount) in the Financial Statements, Lessor did not have, at the date of such financial statements, any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of a type required under generally accepted accounting principles to be reflected or disclosed thereon or included therein (including in any notes thereto), except for any liabilities which were incurred in the ordinary course of business consistent with past practice or have been discharged or paid in full prior to the date hereof.

                           3.24 NO MISLEADING STATEMENTS. No representation or
warranty by Lessor contained in the Lease or this Annex A, and no statement contained in any Schedule (including any supplement or amendment thereto) and the documents to be delivered at the Closing by or on behalf of Lessor to Lessee or any of its representatives in connection with the transactions contemplated hereby (the Schedules, including any supplement or amendment thereto, and such other documents are herein referred to, collectively, as the "Additional Documents"), and no written statement made or delivered by Lessor in connection with this Annex A or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact. Copies of all documents described on any Schedule hereto shall be true, correct and complete, and all descriptions of such documents shall be true and complete.

                  4. REPRESENTATIONS AND WARRANTIES OF LESSEE. As of the date hereof Lessee represents and warrants to Lessor the following:

                           4.1 LESSEE CAPACITY. Lessee is a limited partnership
duly organized, validly existing and qualified to do business under the laws of the State of Louisiana with all requisite power and authority to own, operate and lease its properties.

                           4.2 POWERS; ABSENCE OF CONFLICTS WITH OTHER
AGREEMENTS, ETC.

                                    (a) The execution, delivery and performance
by Lessee of the Lease and this Annex A and the other agreements and transactions contemplated hereby:

                                            (i) are within the power of Lessee,
                  are not in contravention of the terms of any resolution or act or governing instrument or any amendments thereto of Lessee and have been duly authorized by the general partner of Lessee, as and to the extent required; and

                                            (ii) on the Closing Date, (A) will
                  not result in any breach of any indenture, agreement, lease or instrument to which Lessee is a party or by which Lessee is bound, (B) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Lessee, (C) will not violate any law, rule or regulation of any governmental authority applicable to Lessee and (D) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, except for any such breaches or violations as would not individually or in the aggregate have a material adverse effect on Lessee's ability to perform its obligations under the Lease and this Annex A.

                  5. REPRESENTATION AND WARRANTIES OF GUARANTOR As of the date hereof Guarantor represents and warrants to Lessor the following:

                           5.1 GUARANTOR CAPACITY. Guarantor is a corporation
duly organized and validly existing under the laws of the State of Delaware with all requisite power and authority to guarantee the financial obligations of Lessee under the Lease and this Annex A.

                           5.2 POWERS; ABSENCE OF CONFLICTS WITH OTHER
AGREEMENTS, ETC.

                          (a) The execution, delivery and performance by
Guarantor of the Lease and this Annex A and the other agreements and transactions contemplated hereby:

                                            (i) are within the power of
                  Guarantor, are not in contravention of the terms of any resolution or act or governing instrument or any amendments thereto of Guarantor and have been duly authorized by the board of directors of Guarantor, as and to the extent required; and

                                            (ii) on the Closing Date, (A) will
                  not result in any breach of any indenture, agreement, lease or instrument to which Guarantor is a party or by which Guarantor is bound, (B) will not constitute a violation of any judgment, decree, or order of any court of competent jurisdiction applicable to Guarantor, (C) will not violate any law, rule or regulation of any governmental authority applicable to Guarantor and (D) will not require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority, except for any such breaches or violations as would not individually or in the aggregate have a material adverse effect on Guarantor's ability to perform its obligations under this Annex A.

                           5.3 FINANCIAL CAPABILITY. Guarantor has currently
available funds to fully fund Lessee's financial obligations under the Lease and this Annex A.

                  6. COVENANTS OF LESSOR. Lessor covenants and agrees as follows:

                           6.1 INFORMATION. Between the date of this Annex A and
the Closing Date, Lessor shall afford to the officers and authorized representatives of Lessee access to the Hospital and to Lessor's books and records and will furnish to Lessee such additional financial data and other information relating to the Hospital or the Business as Lessee may from time to time reasonably request. Lessor agrees to cooperate reasonably with Lessee in Lessee's efforts (i) to make any required filings and to obtain any governmental approvals necessary in order to consummate the transactions contemplated hereby,
(ii) to respond to any governmental investigation of such transactions, and
(iii) to defend any legal or administrative proceedings challenging such transactions. Lessor will, upon reasonable request, cooperate with Lessee, Lessee's representatives and counsel in the preparation of any document or other material which may be required by any governmental agency as a condition to or result of the transaction herein contemplated. With respect to Confidential Information provided by Lessor in connection with and relative to the transactions contemplated by this Annex A, Lessee agrees to cause its officers, employees, representatives and agents to hold all such Confidential Information in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of Lessee's counsel, by other requirements of law, and, if requested, to return all originals and copies of any such written Confidential Information to Lessor in the event for any reason the sale of the Assets is not consummated. Subject to Lessee's disclosure obligations under federal securities laws, any release to the public of information with respect to the lease or sale by Lessor and purchase by Lessee of the Assets will be made only in the form and manner approved by the parties and their respective representatives. Lessee agrees that it will not use, and will not knowingly permit others to use, any Confidential Information in a manner detrimental to the Business or Lessor or to their competitive disadvantage. For the purposes hereof, "Confidential

Information" shall mean all information of any kind concerning Lessor, obtained, directly or indirectly, from Lessor in connection with the transactions contemplated by this Annex A except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by Lessee to be under an obligation to Lessor to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Annex A), or (iv) which was in Lessee's possession prior to disclosure thereof to Lessee in connection herewith.

                           6.2 OPERATIONS. Between the date of this Annex A and
the Closing Date, with respect to the ownership of the Assets and operation of the Business, Lessor will:

                                    (a) carry on Lessor's business in
                  substantially the same manner as Lessor has heretofore and not make any material change in personnel or operations, and not make any change in finance or accounting policies;

                                    (b) maintain the assets of the Business in
                  good operating condition and repair, ordinary wear and tear excepted;

                                    (c) perform in all material respects
                  Lessor's obligations under agreements relating to or affecting the Business;

                                    (d) keep in full force and effect present
                  insurance policies or other comparable insurance coverage;

                                    (e) use its reasonable best efforts to
                  maintain and preserve Lessor's business organization intact, retain Lessor's present employees and maintain Lessor's relationship with suppliers, customers and others having business relations with Lessor;

                                    (f) within a reasonable time prior to
                  Closing, permit Lessee to make offers to any of Lessor's personnel who work at the Hospital for employment by Lessee subsequent to the Closing, which personnel shall be allowed to accept or reject such offers without penalty;

                                    (g) cooperate with and assist Lessee in
                  continuing any health or other employee welfare benefit plans Lessor maintains for the benefit of Hospital employees which Lessee elects to continue as the successor employer, and to the extent that Lessee does not elect to continue any such plans, the Lessor shall terminate the participation of employees hired by Lessee in such plans, except to the extent continued participation therein may be required by COBRA, and comply with the terms and conditions of such plans which Lessee does not continue as the successor sponsor;

                                    (h) not effect, grant or pay any increase in
                  compensation to any employee, officer or director of Lessor other than annual raises and bonuses to employees and officers consistent with those effected, granted or paid in prior years, provided however, the foregoing shall not prevent the Lessor from terminating its employee pension benefit plans or undertaking any actions related thereto.

                           6.3 CERTAIN CHANGES. Except as described in SCHEDULE
6.3, between the date of this Annex A and the Closing Date, Lessor will not, without the prior written consent of Lessee:

                                    (a) sell or agree to sell any of the
                  Equipment or Assets except for the depletion of inventories sold in the ordinary course of Lessor's business; or

                                    (b) engage in any transaction out of the
                  ordinary course of business, including any sale, transfer, lease, encumbrance or granting of a security interest in any portion of the Assets or Equipment (except as provided in Section 6.3(a) above); or

                                    (c) acquire, or make any capital expenditure
                  in respect of, any additional items of property, plant or equipment having a value in excess of $5,000 in the aggregate.

                           Lessor agrees to consult with Lessee with respect to
entering into, renewing or terminating any contract or lease relating to the Business and will not enter into, renew or terminate any such contract or lease without the prior written consent of Lessee.

                           6.4 CASUALTY. If any material part of the Hospital is
damaged so as to be rendered unusable or destroyed prior to Closing, Lessee may elect to terminate the Lease and this Annex A and all obligations of the parties hereunder pursuant to and in accordance with the terms of the Lease.

                           6.5 BEST EFFORTS TO CLOSE. Lessor shall use its best
efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessor shall notify Lessee as soon as practicable of any event or matter which comes to Lessor's attention which may reasonably be expected to prevent the conditions to Lessor's obligations being met.

                           6.6 FINAL COST REPORT. Within forty-five (45) days
after Closing, Lessor shall furnish to Lessee a copy of Lessor's final cost report filed in respect of the Medicare and Medicaid programs, or any successor governmental program, reflecting consummation of the transactions contemplated hereby.

                           6.7 CONSENTS. Lessor will use its commercially
reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, desirable for the purpose of (i) consummating the transactions contemplated hereby, or
(ii) enabling the Lessee to continue to operate the Business in the ordinary course after the Closing, provided that under no circumstances shall Lessor be required to pay money or make any other financial concession, to obtain the foregoing.

                           6.8 INSURANCE.

                                    (a) Lessor shall take all action reasonably
                  requested by Lessee to enable it to succeed to the Workmen's Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Lessor and other ratings for insurance or other purposes established by Lessor. Lessee shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

                                    (b) Lessor will provide on the Closing Date
                  evidence of "tail" insurance, in form and substance acceptable to the Lessee, to insure against professional liabilities of the Hospital or the Business relating to all periods prior to the Closing, the cost thereof to be paid for by the Lessor. The minimum coverage under such "tail" insurance shall be $1,000,000 per occurrence and $3,000,000 in the aggregate.

                           6.9 NOTICE; EFFORTS TO REMEDY. Lessor shall promptly
give written notice to Lessee upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessor contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

                           6.10 NON-COMPETITION.

                                    (a) During the term of the Lease, Lessor
                  shall not, directly or indirectly, (i) engage in the construction or operation of any hospital or of any other health care facility which provides services similar to the services provided by the Hospital or (ii) acquire, lease or own, serve as a member or be a shareholder of or otherwise exercise management control over a hospital or of any other health care facility which provides services similar to the services provided by the Hospital, which, in respect of (i) and (ii) above, is located within fifty (50) miles of the Hospital. Notwithstanding the foregoing, Lessor shall not be bound by this Section 6.10 to the extent that Lessee's operation of the Hospital, pursuant to the Lease and this Annex A, does not fulfill the Lessor's public purpose of providing for the operation of a hospital for the citizens of its district.

                                    (b) Lessor recognizes that the covenants in
                  this Section 6.10, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the Lease of the Premises and acquisition of the Assets by Lessee, and agrees that such limitations are reasonable with respect to its activities, business and public purpose. Lessor agrees and acknowledges that the violation of the covenants or agreements in this Section 6.10 would cause irreparable injury to Lessee and that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available at law or in equity, Lessee shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting bond. The parties hereto also waive any requirement of proving actual damages in connection with the obtaining of any such injunctive or other equitable relief.

                                    (c) It is the intention of each party hereto
                  that the provisions of this Section 6.10 shall be enforced to the fullest extent permissible under the laws and the public policies of the State of Louisiana and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Annex A. Accordingly, if any term or provision of this Section 6.10 shall be determined to be illegal, invalid or unenforceable, either in whole or in part, this Annex A shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Annex A in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

                           6.11 INDIGENT CARE; REIMBURSEMENT. For a period of
four (4) years following the Closing Date, Lessor shall pay to Lessee, on a quarterly basis, up to $750,000 per year for the expense of providing "uncompensated care." As used herein, "uncompensated care" shall mean care provided to a patient for which the Lessee does not collect the full charges therefor; provided, however, "uncompensated care" shall not include care provided to any patient who is eligible for coverage under a governmental third-party payment plan, including, without limitation, Medicare and Medicaid, or who is covered by private insurance or enrolled in a managed care plan, provided such insurance or managed care coverage is required to pay at least sixty percent of the standard charges for such care. The payments shall reimburse Lessee for the costs of such care in amounts equal to the charges by the Hospital for treatment of indigent patients, which charges shall be the same as those charged to third party payors for such services. Lessee shall be solely responsible for the expenses associated with indigent care to the extent that the expenses exceed $750,000 per year.

                           6.12 BOND INDEBTEDNESS. Lessor shall disclose in
writing to Lessee as soon as practicable but no less than 10 days prior to the Closing Date the amount of the outstanding indebtedness of Lessor to the National Oceanic and Atmospheric Administration represented by those certain revenue bonds secured by mortgage of the Premises.

                           6.13 SCHEDULES. As of the date of this Annex A,
certain Schedules contemplated by the Lease and this Annex A have not been provided by Lessor, and of those that have been delivered, some may require amendments or supplements prior to Closing. Prior to Closing, Lessor shall promptly prepare and deliver to Lessee any Schedules not in the possession of Lessee as of the date of this Annex A, as well as any supplements or amendments to those previously provided, which supplements or amendments are necessary to correct any information in the Schedules which has been rendered inaccurate thereby; provided, however, that upon delivery of any such Schedule that Lessee reasonably finds unacceptable or supplement or amendment to a Schedule which discloses any matter, condition or circumstance which has or may have an adverse effect upon the Assets, the Hospital, the Business or Lessee's rights hereunder, Lessee shall have the right to terminate this Annex A by notifying Lessor of its election so to terminate within five (5) business days of Lessee's receipt of any such Schedule, supplement or amendment; provided, further, however, in the event Lessee so notifies Lessor of its election so to terminate this Agreement, Lessor shall, upon providing written notice to Lessee of its intent to cure within three (3) business days of its receipt of Lessee's election to terminate, be entitled to thirty (30) days to cure any such matter, condition or circumstance so disclosed by such Schedule, supplement or amendment. Furthermore, within five (5) business days of Lessee's receipt of any Schedule, supplement or amendment to the Schedules, Lessee shall send Lessor a notice informing Lessor whether Lessee accepts or rejects such Schedule, supplement or amendment. If Lessee accepts such Schedule, supplement or amendment or fails to provide Lessor with the required notice, the Schedule shall become incorporated into this Annex A or, with respect to a supplement or amendment, such Schedule shall be modified as contemplated by such supplement or amendment. If Lessor is unable to cure such matter, condition or circumstance to Lessee's reasonable satisfaction and if Lessee ultimately rejects any Schedule, then this Annex A shall be terminated immediately; provided, however, if such rejection is of any supplement or amendment to the Schedules, then for purposes of determining the rights of Lessor Indemnified Parties pursuant to Section 8.2 below, this Annex A shall not be terminated and the Schedules shall be deemed to have been unaffected
by any such supplement or amendment and Lessee shall be entitled to pursue all remedies pursuant to Section 8.2.

                  7. COVENANTS OF LESSEE. Lessee covenants and agrees as follows:

                           7.1 BEST EFFORTS TO CLOSE. Lessee shall use its best
efforts to proceed toward the Closing and to cause the conditions to Closing to be met as soon as practicable and consistent with other terms contained herein. Lessee shall notify Lessor as soon as practicable of any event or matter which comes to Lessee's attention which may reasonably be expected to prevent the conditions to Lessee's obligations being met.

                           7.2 CONSENTS. Lessee will use its reasonable best
efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary in the reasonable opinion of Lessee, desirable for the purpose of (i) consummating the transactions contemplated hereby, or (ii) enabling the Lessee to continue to operate the Business in the ordinary course after the Closing.

                           7.3 NOTICE; EFFORTS TO REMEDY. Lessee shall promptly
give written notice to Lessor upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of Lessee contained or referred to in this Annex A and shall use its reasonable best efforts to prevent or promptly remedy the same.

                           7.4 EMPLOYEES.

                                    (a) SCHEDULE 3.12 contains a list of all of
                  Lessor's employees who perform services at or on behalf of the Hospital, their current salary or wage rates, department and a job title or other summary of the responsibilities of such employees. Lessee agrees to submit to Lessor at least 30 calendar days prior to Closing a list (the "Accepted Employee List") of the Hospital's employees to whom Lessee in its sole discretion, shall offer employment. As of the Closing Date, Lessor shall terminate the employment of all employees of Lessor at the Hospital, and Lessee agrees that, as of the Closing Date, Lessee shall offer employment to all employees of the Hospital on the Accepted Employee List. Such offers shall be for positions comparable to those enjoyed by the employees immediately prior to Closing. Those employees offered employment shall receive compensation comparable to regional scales for similarly situated employees and shall be entitled to participate in Lessee's benefit programs on the same basis as other employees of Lessee or Lessee's affiliates. Such employees who accept an offer will be credited with their service with Lessor and such service will be applied to all of Lessee's employee benefit programs to the extent legally permissible. In addition, Lessee shall credit such employees with any vacation or sick days accrued, but not taken or otherwise compensated by Lessor while such employee was employed by Lessor. In addition, Lessee shall provide severance packages to all employees identified on SCHEDULE
                  3.12 that Lessee chooses not to offer employment, and Lessee shall provide to Lessor a description of the benefits under such severance packages at the time that it submits the Accepted Employee List to Lessor. Notwithstanding the foregoing and subject to the accuracy of SCHEDULE 3.12, Lessee shall retain and continue to employ that number of employees as shall be necessary to avoid liability of Lessor under the Workers Adjustment Retaining and Notification Act (the "WARN Act") and, on and after the Closing Date, Lessee shall be responsible for any and all notices required with respect to Lessee's termination of employees and any other liabilities or obligations arising under the WARN Act in respect of such employees. Furthermore, Lessee shall indemnify Lessor against any claims made against Lessor as a result of Lessee's staffing of the Hospital. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of Lessee with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

                                    (b) Notwithstanding anything herein to the
                  contrary, Lessee shall have no obligation to make such offers of employment to employees of Lessor who are not actively working as of Closing whether as a result of a pre-approved leave of absence or otherwise (the "Inactive Employees"). Upon the end of an Inactive Employee's pre-approved leave of absence or upon release by an Inactive Employee's physician to return to work, such Inactive Employee shall notify Lessee of its desire to receive an offer of employment from Lessee (the "Offer Request"). In its sole discretion, Lessee may offer employment to such Inactive Employee in accordance with
                  Section 7.4(a). Notwithstanding the foregoing, in the event Lessee receives an Offer Request more than ninety (90) days after the Closing from an Inactive Employee whose leave of absence is not covered by the Veterans Reemployment Rights Act, (i) Lessee shall not be obligated to offer employment to such Inactive Employee and (ii) the terms and conditions of any such offer of employment shall not be required to conform to Section 7.4.(a).

                                    (c) As soon as practicable after Closing,
                  Lessor shall provide Lessee with all necessary payroll records for the calendar year in which the Closing occurs so that Lessee may furnish a Form W-2 to such employees and credit such employees with any vacation days, sick days or paid time off accrued, but not used or paid by Lessor, while such employee was employed by Lessor. The Form W-2 provided to employees of Lessor who accept employment with Lessee (hereinafter referred to as "Hired Employees") shall disclose all wages and other compensation paid to them (and amounts withheld therefrom) by Lessor and Lessee in the calendar year.

                                    (d) With respect to any retirement plan
                  maintained or contributed to by the Lessor, whether or not qualified under Section 401(a) of the Code, the account balances of the employees of the Lessor shall become 100% vested on or prior to the Closing Date, and such account balances shall be held and/or distributed to the employees of the Lessor in accordance with the terms of the applicable Employee Benefit Plan and the law. Active participation of Hired Employees in Lessor's retirement plans shall cease as of the Closing Date.

                                    (e) Hired Employees participating in
                  Lessee's medical benefit plans shall not have their benefits subject to any exclusions for any pre-existing conditions (to the extent such exclusions did not apply under Lessor's medical benefit plan), and credit shall be received for any deductibles or out-of-pocket amounts previously paid under the Lessor's plans for the calendar years in which such amounts were paid. As soon as practicable after the Closing Date, Lessor shall deliver to Lessee a list of the Hired Employees who had credited service under Lessee's Employee Benefit Plans, together with each such Hired Employee's service, co-payment amounts, and deductibles paid under such plans.

                                    (f) Lessor shall maintain its existing
                  health benefits for all Hired Employees for a period ending at midnight on the Closing Date. Lessor shall take all necessary actions to cause Lessor's reinsurer with respect to the health benefits to cover all claims arising prior to midnight on the Closing Date that are incurred by Hired Employees.

                                    (g) Nothing in the Lease or this Annex A
                  shall cause duplicate benefits to be paid or provided to or with respect to a Hired Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements. References herein to a benefit with respect to a Hired Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Hired Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.

                           7.5 HOSPITAL BOARD. During the term of the Lease,
Lessee shall appoint and maintain a Board of Trustees (the "Hospital Board"), which shall include (i) the Chief Executive Officer of the Hospital; (ii) the Chief of the Medical Staff of the Hospital; (iii) a member of the Board of Commissioners of Lessor; (iv) physician members who are members of the active medical staff of the Hospital; and (v) community business leaders. The Hospital Board shall be governed by Bylaws substantially in the form attached hereto as APPENDIX 7.5, and shall: (a) adopt a vision, mission and values statement for the Hospital;
(b) participate in the development and review of operating and capital budgets and facility planning; (c) participate in the selection of and conduct periodic evaluations of the Chief Executive Officer of the Hospital; (d) monitor and evaluate activities required by DHH, JCAHO, JCAHO Accreditation Standards and by other applicable law; (e) support physician recruitment efforts; (f) evaluate practitioner performance through valid and reliable measurement systems based when appropriate on objective, clinically-sound criteria; (g) review and consider for approval changes in the health care services provided at the Hospital; (h) monitor clinical aspects of providing quality health care; and (i) assist in the development and adoption of criteria, policies and procedures regarding appointment, reappointment and alteration of medical staff status, granting clinical privileges, disciplinary action and other matters referred by the medical staff board. Any policies, procedures, guidelines and directives adopted by the Hospital Board shall be consistent with the foregoing responsibility and with the policies and directives of Lessor. Lessee shall keep the Hospital Board informed of matters relating to the operation of the Hospital, including without limitation providing the Hospital Board with copies of its capital budgets, strategic plans, licensing and accreditation surveys, reviews and reports, and summaries of its purchases of furniture, fixtures and equipment and the costs of any leasehold improvements.

                           7.6 INDIGENT CARE/CONTINUATION OF SERVICES.

                                    (a) Lessee agrees it shall cause the
                  Hospital to treat any patient presented to Hospital's emergency room who has a medical emergency or who, in the judgment of the attending emergency room physician has an immediate emergency need. Lessee shall cause the Hospital to provide such medical care to those individuals who do not have the ability to pay for such services, which shall include, without limitation, those patients who are not covered or are not eligible for state or federal programs, such as Medicare and Medicaid. In addition, Lessee will not deny any patient treatment because of age, race or gender. Lessee shall provide quarterly reports to Lessor that summarize in reasonable detail the services provided to indigent patients and the charges associated therewith.

                                    (b) During the Term of the Lease, Lessee
                  shall continue to operate the Hospital in a manner necessary to maintain accreditation by JCAHO or, in the event the JCAHO no longer accredits hospitals, any other comparable accrediting organization that offers "deemed status" under the Medicare programs and continue all essential services provided by the Hospital, as set forth on SCHEDULE 7.6(B). Lessee shall not discontinue any service, without the approval of the Lessor. In the event Lessee believes that there no longer exists a community need for one or more hospital services, then it shall have the right to petition the Lessor for the right to terminate such service and Lessor shall fairly consider any such request.

                           7.7 LICENSES; PERMITS; INSURANCE. Lessee shall
promptly following the execution hereof apply for and obtain and maintain all licenses, permits, other certificates and insurance necessary and required to operate, manage and maintain the Hospital in compliance with all applicable Legal Requirements, as contemplated herein during the term of the Lease. Lessee also shall cause the Hospital to maintain its participation in the Medicare and Medicaid programs.

                           7.8 CAPITAL EXPENDITURES.

                                    (a) During the first eighteen (18) months of
                  the Term, Lessee shall expend a minimum of Eight Million Dollars ($8,000,000) on permanent improvements, repairs and renovations to the Hospital, including, without limitation, those set forth on SCHEDULE 7.8. All such improvements, repairs and renovations shall be approved by a qualified architect applying generally acceptable architectural practices.

                                    (b) Over the remaining Term, Lessee shall
                  make additional improvements to the Hospital which will average One Million Two Hundred Thousand Dollars ($1,200,000) per year. All such expenditures shall be approved by a qualified architect applying generally acceptable architectural practices.

                           7.9 PHYSICIAN RECRUITMENT. Lessee shall use its best
efforts to recruit appropriately qualified physicians to the Hospital during the first seven years of the Term and at a cost of not less than Six Million Dollars ($6,000,000). Recruitment costs shall include: (i) travel expenses of physicians; (ii) costs associated with interviews; (iii) funds for which Lessee has not been reimbursed by a physician when a physician is obligated to repay amounts advanced pursuant to an income guarantee, provided Lessee first makes demand of such physician for such repayment and such physician fails to repay such obligation; and (iv) funds advanced for purchasing equipment for physician offices. Such recruitment expenses, however, shall not include any amounts reflecting an allocation of the internal costs of Lessee incurred in connection with the recruiting process.

                           7.10 HOSPITAL AUXILIARY. Lessee shall support and
provide appropriate space for the Lakewood Medical Center Auxiliary, a tax-exempt organization independent of the Hospital (the "Auxiliary"). Lessee shall allow the Auxiliary to operate a gift shop in the Hospital and will provide additional space for the Auxiliary to hold meetings.

                           7.11 HOSPITAL NAME. Lessee agrees to use the name
"Lakewood Medical Center" throughout the term of the Lease, unless a different name is mutually agreed upon by the parties.

                           7.12 PHYSICIAN CONTRACTS. Lessee agrees to assume the
contracts of all hospital-based physicians, subject to legal and regulatory review.

                           7.13 NO INDEBTEDNESS. Except to the extent necessary
to finance capital improvements to the Hospital or pursuant to the Credit Facility of Province, Lessee agrees not to mortgage, pledge or otherwise encumber its leasehold interest in the Premises.

                           7.14 GENERAL DESCRIPTION. Except as otherwise
provided herein and in the Lease, Lessee shall, at its sole cost and expense be entitled to the profits and benefits from the operation of the Hospital. Without limiting the generality of the foregoing, Lessee shall have full and complete authority and discretion: (i) for the management, supervision, and overall operation of the Hospital for the purposes stated herein, (ii) to conduct the day-to-day business, operations and affairs of the Hospital, and (iii) in implementing the strategic operational direction of the Hospital. In all events, Lessee's operation of the Hospital shall not cause the Hospital (i) to lose its license, or (ii) to lose its public purpose as defined under Louisiana law, and all duties and responsibilities herein and in the Lease to be performed by Lessee shall be performed in compliance with all Legal Requirements. Lessee shall use its reasonable best efforts to cause the Hospital not to lose its accreditation as a general hospital by JCAHO.

                           7.15 BILLINGS AND COLLECTION. Lessee shall be solely
responsible for all billing and collection activities necessary and required for its operation of the Hospital. Lessee, in its sole discretion, shall establish records, accounts and practicing guidelines, including, without limitation, setoffs for its own purposes from the accounts, the placement of accounts for collection, settlement and compromise of claims and institution of legal action for recovery of accounts, for such billing and collection activities.

                  8. INDEMNIFICATION.

                           8.1 INDEMNITY BY LESSEE. From and after Closing,
Lessee shall indemnify, defend and hold harmless Lessor and its respective officers, directors, employees and agents (collectively, "Lessee Indemnified Parties") from and against any and all liabilities, losses, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing and defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising from the following:

                                    (i) any inaccuracy in or breach or
                  nonfulfillment of any of the representations, warranties, covenants or agreements made by Lessee in the Lease, this Annex A, or the other agreements contemplated hereby;

                                    (ii) any liability imposed on Lessor to the
                  extent such liability has been expressly assumed by Lessee pursuant to this Annex A or the Assignment and Undertaking;

                                    (iii) any liabilities arising from the
                  operation of the Hospital on or after the Commencement Date;
                  and

                                    (iv) any misrepresentation in or any
                  omission from any certificate or other document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessee under this Annex A.

                  To be entitled to such indemnification, Lessee Indemnified Party shall give Lessee reasonably prompt written notice of any breach or of the assertion by a third party of any claim with respect to which Lessee Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessee within the period for the defense of such claims by Lessee. Lessee shall have the right, at its own expense, and within 10 days of its receipt of the foregoing notice, to assume by defense and litigate any such third party claim, and such Lessee Indemnified Party shall cooperate in good faith with Lessee to permit Lessee to do so. In the event Lessee declines or fails to assume the defense, then the Lessee Indemnified Party may conduct the defense of the third party claim. Lessee Indemnified Party shall not settle or compromise any claim or matter for which an indemnity would be payable by a Lessee hereunder without the prior written consent of such Lessee, which consent shall not be unreasonably withheld.

                           8.2 INDEMNITY BY LESSOR. From and after the Closing,
Lessor (the "Lessor Indemnifying Party") shall indemnify, defend and hold harmless Lessee and its respective officers, directors, employees, shareholders and agents (collectively, the "Lessor Indemnified Parties") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by any of them, directly or indirectly, as a result or arising out from the following:

                                    (i) any inaccuracy in or breach or
                  nonfulfillment of any of the representations, warranties, covenants or agreements made by

                  Lessor in the Lease, this Annex A or the other agreements contemplated hereby;

                                    (ii) any liability of Lessor or liability,
                  including without limitation professional malpractice or general liability claims and claims of liability under either the Medicare or Medicaid programs, arising out of the operation of the Business prior to the Closing which is imposed on Lessee, except to the extent such liability has been expressly assumed by Lessee pursuant to this Annex A or the Assumption Agreements; and

                                    (iii) any misrepresentation in any
                  certificate or other document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Lessor under this Annex A.

                  To be entitled to such indemnification, a Lessor Indemnified Party shall give Lessor Indemnifying Party reasonably prompt written notice of any breach or the assertion by a third party of any claim with respect to which a Lessor Indemnified Party may bring a claim for indemnification hereunder, and in all events must have supplied such notice to Lessor Indemnifying Party within the applicable period for defense of such claims by Lessor Indemnifying Party. At the request of Lessor Indemnifying Party, Lessor Indemnified Party shall contest in good faith by appropriate proceedings any claim or matter for which an indemnity may be payable by Lessor Indemnifying Party hereunder. In the alternative, Lessor Indemnifying Party shall also have the right, at its own expense, and at its option, to contest any such third party claim, and such Lessor Indemnified Party shall cooperate in good faith with Lessor Indemnifying Party to permit Lessor Indemnifying Party to do so. Should such Lessor Indemnified Party settle or compromise any claim or matter for which an indemnity may be payable by Lessor Indemnifying Party hereunder without the prior written consent of Lessor Indemnifying Party, which consent shall not be unreasonably withheld, Lessor Indemnifying Party shall be relieved of any liability hereunder with respect to such claim or matter.

                  The amount of any Damages shall be reduced or reimbursed, as the case may be, by any amount received by Lessor Indemnified Parties with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor. Lessor Indemnified Parties shall use reasonable efforts (but not including instituting litigation or other formal adversarial proceedings) to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Lessor Indemnified Party receives an amount under insurance coverage or from such other party with respect to Damages at any time subsequent to any indemnification provided by Lessor pursuant to this Section 8.2, then such Lessor Indemnified Party shall promptly reimburse Lessor for any payment made or expense incurred by Lessor in connection with providing such indemnification up to such amount received by the Lessor Indemnified Party.

                  In addition to the foregoing, if any third party payor deducts any amount from payments due Lessor Indemnified Party in respect of claims against or amounts owed by Lessor Indemnifying Party, Lessor Indemnifying Party will promptly reimburse Lessor Indemnified Party for the amounts so deducted within ten (10) days after written demand therefor by Lessor Indemnified Party. Lessor Indemnified Party agrees to give prompt notice to Lessor Indemnifying Party of the assertion of any claim, formal or informal, by any third party payor for which, if deducted by such third party payor, Lessor Indemnified Party would be entitled to reimbursement by Lessor Indemnifying Party hereunder and will cooperate in good faith, at no out-of-pocket cost to Lessor Indemnified Party, with Lessor Indemnifying Party to permit Lessor Indemnifying Party to mitigate the amount of any such claim by any such third party payor.

                  9. CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSEE. The obligations of Lessee hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by
Lessee:

                           9.1 REPRESENTATIONS/WARRANTIES. The representations
and warranties of Lessor contained in the Lease and this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of the Lease and this Annex A to be complied with or performed by Lessor on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                           9.2 OPINION OF LESSOR'S COUNSEL. Lessee shall have
received an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., counsel to Lessor, dated as of the Closing Date and addressed to Lessee, to the effect that: (i) Lessor is a political subdivision of the State of Louisiana; (ii) Lessor has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessor to authorize the execution and performance of the Lease and this Annex A, and to sell, convey, assign, transfer and deliver the Assets as herein contemplated have all been duly taken and in accordance with any applicable Sunshine Law; (iii) the Lease and this Annex A and all, assignments and other instruments of conveyance and transfer delivered hereunder constitute the valid and binding obligations of Lessor, enforceable in accordance with their terms (provided that no opinion shall be expressed as to enforceability of any non-competition covenant), subject to bankruptcy and other similar laws affecting creditors' rights and debtors' relief generally and subject to general principles of equity; (iv) neither the execution and delivery of the Lease and this Annex A nor the consummation of the asset sale transaction herein contemplated conflicts with, or results in a breach of, any resolution or act or governing instrument of Lessor or any material agreement or instrument known to Lessor's counsel to which Lessor is a party or by which Lessor or the Assets are bound; and (v) such other matters as may be reasonably requested by Lessee.

                           9.3 PRE-CLOSING CONFIRMATIONS. Lessee shall have
obtained documentation or other evidence confirming the following:

                                    (a) Effective transfer or reissuance of the
                  appropriate licensure of the Hospital if and to the extent required by the State of Louisiana for its continued operation after Closing; and

                                    (b) Medicare and Medicaid certification of
                  the Hospital if and to the extent required for its continued operation after Closing.

                           9.4 ACTION OR PROCEEDING. No action, proceeding,
investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessor or Lessee which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the sale of the Assets to Lessee or seeks damages in a material amount by reason of the consummation of such sale.

                           9.5 CONSENTS; LICENSES. All notices to, and consents,
authorizations, approvals and waivers from, third parties required for Lessor to consummate the transactions contemplated hereby or required in connection with Lessor's assignment and Lessee's assumption of any Contract or Lease shall have been made and obtained, except for any transfers, the failure to obtain of which would have a material adverse effect on the Hospital. A referendum authorizing the Lessor to lease the Premises and sell the Assets to Lessee shall have been passed by a majority of the qualified electors of Lessor, and the Attorney General of the State of Louisiana shall have approved the lease of the Premises and the sale of the Assets. Lessee shall have reason to believe that the Louisiana Department of Health and Hospitals shall issue to Lessee promptly after the Closing a license to operate the Hospital and all presently authorized supplemental and special services shall be so authorized for Lessee on and after Closing. In addition, Lessee shall have received reasonably satisfactory evidence that, following Closing, Lessee shall not be subject to property taxes during the first ten years of the term of the Lease.

                           9.6 PROCEEDINGS AND DOCUMENTS SATISFACTORY. Lessee
shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the purchase of the Assets set forth herein and all certificates and documents delivered to Lessee pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessee and its counsel acting reasonably and in good faith.

                           9.7 DELIVERY OF CERTAIN DOCUMENTS. At the Closing,
Lessor shall have delivered to Lessee all documents, agreements and instruments contemplated by Section 2.2.

                           9.8 ENVIRONMENTAL SURVEY. Lessee shall have received
environmental assessments, satisfactory in form and substance to Lessee in its sole discretion, with respect to the real property.

                           9.9 ADVERSE CHANGES. There shall not have occurred
after July 31, 2001, any change in or effect on the Hospital that has had or, is likely to have a material adverse effect to its business, prospects, operations, properties, assets, liabilities or condition (financial or otherwise).

                           9.10 BOND FINANCING. Lessor's bond indebtedness
secured by the Premises shall have been paid off or defeased to the satisfaction of Lessee.

                           9.11 APPROVAL OF LEASES. Lessee shall have reviewed
and approved all Assumed Leases and the lease documents for any other lease or tenancies referred to on SCHEDULE 3.6 (the "Rent Roll").

                           9.12 TAIL INSURANCE. Lessor shall have provided proof
of claims made insurance as provided in Section 6.8.

                           9.13 TITLE COMMITMENT, POLICY AND SURVEY.

                                    (a) At least thirty (30) days prior to
                  Closing, Lessee shall have received a title commitment (the "Title Commitment") from a nationally recognized title company selected by Lessee (the "Title Company") with reinsurance through such title reinsurers and in such amounts as is acceptable to Lessee, together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to the Premises, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Premises which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue at the Closing, or as soon thereafter as is reasonably possible, one or more owners' title policies (collectively, the "Title Policy") to Lessee in an amount satisfactory to Lessee. The Title Policy (a) shall insure leasehold title to the Premises in Lessee, subject only to such matters as may be acceptable to Lessee in its sole discretion (the "Permitted Encumbrances"), and (b) shall include such reinsurance pursuant to reinsurance agreement with direct access to the reinsurers as Lessee may reasonably require. The standard printed exceptions to such policies shall be modified or endorsed as follows: (a) the standard printed exception for taxes shall be limited to taxes for 2001, not yet due and payable, (b) the standard printed exception for rights of parties in possession shall be limited to "rights of parties in possession under recorded or unrecorded leases, if any, and (c) the standard printed exception for discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or protrusions or any overlapping of improvements shall be modified to delete all of the foregoing except "shortages in area." The Title Policy shall contain such endorsements as Lessee requires. The Title Commitment and the Title Policy will be furnished to the Lessee at Lessee's sole cost and expense.

                                    (b) Survey. No later than twenty (20) days
                  prior to the Closing Date, Lessee shall have received three
                  (3) copies of one or more surveys of the Premises (whether one or more, the "Survey"). The Survey shall, at a minimum: (a) be currently dated (which may include a current re-certification of a previously prepared survey plat); (b) show the location on the Premises of all improvements, fences, evidences of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads, and right-of-way; (c) identify all easements and rights-of-way by reference to the recording information applicable to the documents creating such easements or rights-of-way; (d) show any encroachments onto the Premises from any adjacent property, any encroachments from the Premises onto adjacent property, and any encroachments into any easement or restricted area within the Premises; (e) locate all existing improvements (such as buildings, power lines, fences, and the like); (f) locate all dedicated public streets or other roadways providing access to the Premises, including all curb cuts and all alleys; (g) locate all set-back lines and similar restrictions covering the Premises or any part thereof and any violations of such restrictions; and (h) show thereon a legal description of the boundaries of the Premises by metes and bounds or other appropriate legal description. The Survey shall otherwise be in accordance with minimum technical standards for surveys of comparable property as set forth in all applicable laws, regulations, or statements of professional surveying standards. The Survey shall contain the surveyor's certification to Lessee, the Title Company and Lessee's lender that: (i) the Survey was made on the ground; (ii) there are no visible or recorded easements, discrepancies, conflicts, encroachments or overlapping of improvements except as shown on the Survey;
                  (iii) the Survey correctly shows all visible or recorded easements or rights of way across the Premises or any other easements or rights of way of which the Surveyor has been advised, including, without limitation, those matters affecting title reflected in the Title Commitment; (iv) the Survey correctly shows the location of all buildings, structures and other improvements situated on the Premises; (v) the Survey conforms to all applicable minimum guidelines for surveys of comparable property as set forth in applicable laws, regulations and ALTA/ACSM professional standards; (vi) all streets abutting the Premises and all means of ingress to and egress from the Premises have been completed, dedicated and accepted for public maintenance by the city, town or other appropriate political subdivision in which the Premises is located; (vii) except as shown thereon, the Premises are not located within the 100-year flood plain or other flood hazard area; (viii) the Survey is a true, correct and accurate representation of the Premises; and (ix) such other matters as may be required by the Title Company to allow it to issue the Title Policy or Lessee's lender to allow it to make the loan.

                                    (c) Unpermitted Exceptions and Survey
                  Defects. If (i) the Title Commitment discloses a title exception other than a Permitted Encumbrance (an "Unpermitted Exception") or (ii) the Survey discloses an encroachment or overlap or any other matter which renders title to the Premises unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the Premises or an unencumbered easement for the benefit of the Premises or reflects any other matter adversely affecting the use or improvements of the Premises ( a "Survey Defect"), then Lessor shall have thirty (30) days from the date of delivery thereof to have the Unpermitted Exception removed from the Title Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Lessee, and in any such event the Closing shall be extended, if necessary, to the date which is five (5) business days after the expiration of such 30 day period. If Lessor fails to have any Unpermitted Exception removed or any Survey Defect corrected or otherwise insured over to the reasonable satisfaction of Lessee within the time specified therefor, Lessee, at its sole option, upon not less than three (3) days' prior written notice to Lessor, may elect to:

                                    (1) Take leasehold title to the subject
                           parcel of Premises as it then is;

                                    (2) Waive such Unpermitted Encumbrance or
                           Survey Defect; or

                                    (3) Terminate the Lease and this Annex A and
                           all of Lessee's obligations hereunder and thereunder.

                           9.14 EXECUTION AND DELIVERY OF LEASE. Lessee, Lessor
and Parent shall have executed the Lease, and Lessee and Parent shall have received an originally-executed copy of the Lease.

                           9.15 SATISFACTORY DUE DILIGENCE; DELIVERY OF
SCHEDULES. Lessee shall have completed, and in its sole discretion be satisfied with the result of, its due diligence review of the operations and financial condition of the Lessor. The Lessor shall have delivered to Lessee the Schedules called for by this Agreement, and such Schedules shall be satisfactory to the Lessee in its sole discretion.

                  10. CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSOR. The obligations of Lessor hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by
Lessor:

                           10.1 REPRESENTATIONS/WARRANTIES. The representations
and warranties of Lessee contained in this Annex A shall be true and correct as of the Closing Date; and the covenants and conditions of this Annex A to be complied with or performed by Lessee on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                           10.2 OPINION OF LESSEE'S COUNSEL. Lessor shall have
received from Waller Lansden Dortch & Davis, A Professional Limited Liability Company, counsel to Lessee, an opinion dated as of the Closing Date and addressed to Lessor, in form and substance satisfactory to Lessor to the effect that: (i) Lessee is a limited partnership validly existing and in good standing under the laws of the State of Louisiana; (ii) the execution, delivery and performance of the Lease and this Annex A has been duly authorized by all requisite action; (iii) Lessee has full power and authority to make, execute, deliver and perform the Lease and this Annex A, and all proceedings required to be taken by Lessee to authorize the execution and performance of the Lease and this Annex A as herein contemplated have all been duly and properly taken; (iv) the Lease and this Annex A constitute valid and binding obligations of Lessee, enforceable in accordance with their terms, subject to bankruptcy and other similar laws affecting creditors' rights or debtors' relief generally and subject to general principles of equity; and (v) neither the execution and delivery of the Lease and this Annex A, nor the consummation of the transactions therein or herein contemplated, nor the compliance and fulfillment of the terms and conditions thereof or hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Amended and Restated Articles of Limited Partnership of Lessee or any agreement or instrument known to Lessee's counsel to which Lessee is a party or by which Lessee is bound or affected. Lessee's counsel's opinion may state that such counsel is not admitted to practice in any state other than the State of Tennessee and may be limited to the laws of the State of Tennessee, the General Corporation Law of the State of Delaware, specific Louisiana statutes related to limited partnerships and the federal laws of the United States.

                           10.3 ACTION OR PROCEEDING. No action, proceeding,
investigation or administrative hearing before a court or any other governmental agency or body shall have been instituted or threatened against Lessee or Lessor which seeks injunctive relief in anticipation of the sale of the Assets and may reasonably be expected to prohibit the sale of the Assets to Lessee or seeks damages in a material amount by reason of the consummation of such sale.

                           10.4 PROCEEDINGS AND DOCUMENTS SATISFACTORY. Lessor
shall have received such certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to it and its counsel. All proceedings in connection with the purchase of the Assets set forth herein and all certificates and documents delivered to Lessor pursuant to this Annex A shall be reasonably satisfactory in form and substance to Lessor and its counsel acting reasonably and in good faith.

                           10.5 DELIVERY OF CERTAIN DOCUMENTS. At the Closing,
the Lessee shall have delivered to Lessor all documents, agreements, instruments and payments contemplated by Section 2.3.

                           10.6 CONSENTS; LICENSES. All notices to, and
consents, authorizations, approvals and waivers from, third parties required for Lessee to consummate the transactions contemplated hereby or required in connection with Lessor's assignment and Lessee's assumption of any Contract or Lease shall have been made and obtained. A referendum authorizing the Lessor to lease the Premises and sell the Assets to Lessee shall have been passed by a majority of the qualified electors of Lessor, and the Attorney General of the State of Louisiana shall have approved the lease of the Premises and the sale of the Assets.

                           10.7 GUARANTEE. At the Closing, Lessor shall have
been furnished with the guarantee of Guarantor in the form of APPENDIX 10.7 hereto.

                           10.8 EXECUTION AND DELIVERY OF LEASE. Lessor, Lessee
and Parent shall have executed the Lease, and Lessor shall have received an originally-executed copy of the Lease.

                  11. GENERAL.

                           11.1 APPENDICES, SCHEDULES AND OTHER INSTRUMENTS.
Each Appendix, Schedule and Certificate, if any, to this Annex A shall be considered a part hereof as if set forth herein in full.

                           11.2 PRE-CLOSING ACCESS. In addition to Lessor's
covenants in Section 6.1, Lessor shall give Lessee, its accountants, its counsel, and other representatives reasonable access to the premises, books and records, and offices of the Hospital, and make such information in respect thereof as Lessee may reasonably request available to Lessee, as may be necessary for Lessee to examine the Assets being acquired. No such inspection by Lessee shall interfere with Lessor's conduct of business in the ordinary course.

                           11.3 ADDITIONAL ASSURANCES. The provisions of this
Annex A shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonably necessary to effectuate this Annex A.

                           11.4 CONSENTS, APPROVALS AND DISCRETION. Whenever
this Annex A requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

                           11.5 CHOICE OF LAW. THE PARTIES AGREE THAT THIS ANNEX
A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF LOUISIANA.

                           11.6 BENEFIT; ASSIGNMENT. Subject to the provisions
herein to the contrary, this Annex A shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Annex A without the prior written consent of the other party.

                           11.7 BROKERAGE. Lessor on one hand and Lessee on the
other hand agree to indemnify the other parties from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

                           11.8 COST OF TRANSACTION. Whether or not the
transactions contemplated hereby shall be consummated, the parties agree as follows: (i) Lessor, through use of the Escrowed Funds, will pay the fees, expenses, and disbursements of Lessor and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and, in addition, Lessor will pay the cost of the title search, the title commitment and leasehold title insurance and survey of the Premises; and (ii) Lessee shall pay the fees, expenses and disbursements of Lessee and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto and, in addition, Lessee will pay the costs of inspecting the Premises, including the cost of any environmental surveys and the costs of inspecting the Premises, including the cost of any environmental surveys. Lessee shall pay the transfer taxes and recording fees resulting from the consummation of the transactions contemplated hereby.

                           11.9 CONFIDENTIALITY. It is understood by the parties
that the information acquired by, and the documents and instruments delivered to, Lessee or the shareholder, affiliates, officers, employees or agents of Lessee (collectively, "Agents"), by Lessor or Lessor's officers, employees or agents (collectively, "Lessor" and "Lessor's Agents") are of a confidential and proprietary nature. Lessee agrees that it will and will use its best efforts to cause Agents to maintain the confidentiality of all such information, documents or instruments acquired by or delivered to Lessee and Agents in connection with the negotiation of this Annex A or in compliance with the terms, conditions and covenants hereof and only to disclose such information, documents and instruments to such duly authorized persons as are necessary to effect the transaction contemplated hereby. Lessee further agrees that if the transactions contemplated hereby are not consummated, Lessee and Agents will return all documents and instruments acquired from Lessor or its affiliates and all copies thereof in their possession to Lessor, and will not use any such non-public information in any way to compete with Lessor or Lessor's respective affiliates, successors or assigns or in a manner which would be detrimental to the businesses, financial affairs or reputations of Lessor or Lessor's respective officers and affiliates, successors and assigns. Lessee for itself and Agents recognizes that any breach of this Section 11.9 would result in irreparable harm to Lessor and Lessor's respective officers and affiliates and that therefore either Lessor or any of Lessor's respective officers and affiliates shall be entitled to an injunction to prohibit any such breach by Lessee and Agents in addition to all of their other legal and equitable remedies. Nothing in this
Section 11.9 shall prohibit the use of such confidential information, documents or information for such governmental filings as are required by law or governmental regulations or the disclosure of such confidential information if such disclosure is compelled by judicial or administrative process or, in the opinion of Lessee's counsel provided to Lessor, other requirements of law.

                           11.10 WAIVER. The waiver by either party of a breach
or violation of any term or provision of this Annex A shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision by any party or of the breach of any other term or provision of this Annex A. The delay or a failure of a party to transmit any written notice hereunder shall not constitute a waiver by such party of any default hereunder or of any other or further default under this Annex A except as may expressly be provided for by the terms of this Annex A.

                           11.11 TAX ALLOCATION. The allocation of the Purchase
Price for tax purposes shall be made in the manner set forth in SCHEDULE 11.11 and shall be set forth in a statement prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, which statement shall be prepared in a manner generally consistent with the form of Internal Revenue Service Form 8594. Lessee and Lessor shall cooperate in the preparation of such statement of allocation and each party hereto shall file a copy of such statement as required by applicable law.

                           11.12 INTERPRETATION. Each of the parties has agreed
to the use of the particular language of the provisions of this Annex A including all attached Appendices and Schedules, and any questions of doubtful interpretation shall not be resolved by any rule or interpretation against the draftsman but rather in accordance with the fair meaning thereof, having due regard to the benefits and rights intended to be conferred upon the parties hereto and the limitations and restrictions upon such rights and benefits intended to be provided.

                           11.13 NOTICE. All notices, offers, consents and other
instruments given pursuant to this Lease shall be in writing and shall be validly given when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, when sent by prepaid telegram or facsimile followed by a confirmatory letter actually delivered or when sent by a courier or express service guaranteeing overnight delivery, addressed as follows:

                  Lessor:           Hospital Service District No. 2 of the
                                      Parish of St. Mary
                                    1125 Marguerite Street
                                    Morgan City, Louisiana  70381
                                    Facsimile (504) 380-4546

                                    with a copy to:

                                    Nicholas F. LaRocca, Jr., Ltd.
                                    607 Brashear Avenue
                                    Morgan City, Louisiana  70380
                                    Attention:  Nicholas F. LaRocca, Jr., Esq.
                                    Facsimile: (985) 385-6002

                  Lessee or
                  Guarantor:        Province Healthcare Company
                                    105 Westwood Place, Suite 400
                                    Brentwood, Tennessee 37027
                                    Attention:  Howard T. Wall III, Esq.
                                    Facsimile:  (615) 370-2965

                  With a copy to:

                                    Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company
                                    Nashville City Center
                                    511 Union Street, Suite 2100
                                    Nashville, Tennessee 37219-1760
                                    Attention:  George W. Bishop III, Esq.
                                    Facsimile:  (615) 244-6804

Lessor, Lessee and Guarantor each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Annex A and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

                           11.14 SEVERABILITY. In the event any provision of
this Annex A is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Annex A, which shall be in full force and effect, enforceable in accordance with its terms, including, without limitation, those terms which contemplate or require the further agreements of the parties. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Annex A provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable.

                           11.15 GENDER AND NUMBER. Whenever the context of this
Annex A requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

                           11.16 DIVISION AND HEADINGS. The division of this
Annex A into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Annex A.

                           11.17 CONSENTED ASSIGNMENT. Anything contained herein
to the contrary notwithstanding, this Annex A shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Lessor thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Lessor's rights thereunder so that Lessee would not in fact receive all such rights, Lessor shall cooperate in any reasonable arrangement designed to provide for Lessee the benefit under any such claims, rights, contracts, licenses, leases, commitments, sales orders or purchase orders, including, without limitation, enforcement, at no out-of-pocket cost to Lessor, of any and all rights of Lessor against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

                           11.18 SURVIVAL. All statements made by the parties
hereto herein or in the Schedules or in any other financial statement, document, instrument, certificate, exhibit or list delivered to each other hereunder by or on behalf of parties hereto shall be deemed representations and warranties of the parties hereto regardless of any investigation made by or on behalf of Lessee. Furthermore, the representations, warranties, covenants and agreements made by the parties herein shall survive until eighteen months after the Closing, except with respect to the representations, warranties and covenants set forth in Sections 3.7, 3.14, 3.15, 3.17, 3.18 and 3.19 and the Indemnities with respect thereto which shall survive for the applicable statute of limitations, or if no such period is applicable, then indefinitely.

                           11.19 ENTIRE AGREEMENT; AMENDMENT. This Annex A
supersedes all prior contracts, understandings and agreements, whether written or oral, and constitutes the entire agreement of the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically included herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Annex A, the parties rely solely upon the representations and agreements contained in this Annex A and no others. No terms, conditions, warranties, or representations, other than those contained herein and no amendments or modifications hereto, shall be binding unless made in writing and signed by the party to be charged.

                           11.20 COUNTERPARTS. This Annex A may be executed in
multiple originals or counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                           11.21 RISK OF LOSS. Notwithstanding any other
provision hereof to the contrary, the risk of loss in respect of casualty to the Assets shall be borne by Lessor through the time of Closing and by the Lessee thereafter.

                           11.22 NO THIRD-PARTY BENEFICIARIES. The terms and
provisions of this Agreement are intended solely for the benefit of Lessor and Lessee and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Annex A shall not confer, third-party beneficiary rights upon any other person.

         IN WITNESS WHEREOF, the parties hereto have caused this Annex A to be executed in multiple originals by their duly authorized officers and their corporate seals duly affixed hereto, all as of the day and year first above written.


                                       LESSOR:

                                       HOSPITAL SERVICE DISTRICT NO. 2
                                       OF THE PARISH OF ST. MARY,
                                       STATE OF LOUISIANA


                                       By: /s/ James B. Broussard
                                           -------------------------------------
                                       Name:  James B. Broussard
                                              ----------------------------------
                                       Title: Chairman
                                              ----------------------------------



                                       LESSEE:

                                       PHC-MORGAN CITY, L.P.

                                       By: PHC-Lakewood, Inc.,
                                           its general partner



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       GUARANTOR:

                                       PROVINCE HEALTHCARE COMPANY



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                               FIRST AMENDMENT TO
                         ANNEX A TO THE LEASE AGREEMENT


                           THIS FIRST AMENDMENT (this "Amendment"), is made and
entered into as of the ______ day of October, 2001, for the purpose of amending Annex A to the Lease Agreement by and among PHC-Morgan City, L.P. ("Lessee"), a Louisiana limited partnership and wholly-owned subsidiary of Province Healthcare Company ("Guarantor"), a Delaware corporation, and Hospital Service District No. 2 of the Parish of St. Mary, State of Louisiana ("Lessor"), a political subdivision of the State of Louisiana, and Guarantor, dated as of September 7, 2001 ("Annex A"). Unless defined herein, capitalized terms used in the document shall have the meanings assigned to them in Annex A.

                                    RECITALS

                           WHEREAS, Lessor currently owns and operates a 168-bed
general acute care hospital known as "Lakewood Medical Center" (the "Hospital") and provides other ancillary healthcare services to the residents of its district, all in compliance with its statutory purpose; and

                           WHEREAS, the Board of Commissioners of Lessor, after
due consideration, determined that the lease of the Hospital and the sale of the working capital assets and other assets used in the operation of the Hospital to Lessee would assist Lessor in fulfilling its public purpose; and

                           WHEREAS, Lessor has agreed to lease the Hospital to
Lessee for forty years, pursuant to that certain Lease Agreement by and between Lessor and Lessee, dated as of September 7, 2001; and

                           WHEREAS, Lessor has agreed to sell certain of the
assets, tangible and intangible, used in the operation of the business conducted through the Hospital, pursuant to Annex A; and

                           WHEREAS, Lessee currently manages the operations of
the Hospital, pursuant to the Interim Special Services Agreement by and between Lessor and Lessee, dated as of September 7, 2001; and

                           WHEREAS, the Hospital requires immediate funds to pay
certain of its accounts payable; and

                           WHEREAS, Lessee, as current manager of the Hospital
and party to the Annex and this Amendment, has agreed to pay such accounts payable in an amount up to $600,000; and

                           WHEREAS, Lessor has agreed that in consideration of
Lessee's payment of those Hospital accounts payable, Lessor will pay the first $600,000 of capital expenditure obligations of Lessee under Section 7.8(a) of Annex A within the first eighteen (18) months of the term of the Lease.

                           NOW, THEREFORE, in consideration of the foregoing,
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           1. ADDITION. Section 11.23. ACCOUNTS PAYABLE. A new
Section 11.23 shall be added to Annex A as follows:

                          Section 11.23. ACCOUNTS PAYABLE. Lessee shall pay certain vendor accounts payable, which vendor accounts payable shall be determined in Lessee's sole discretion, up to an aggregate amount of $600,000 prior to the Closing Date on and after October 22, 2001 (the "Accounts Payable"). In the event that the conditions precedent to Closing under Articles 9 and 10 of this Annex A are satisfied and the transaction provided for herein is consummated, then Lessor shall be responsible for the initial capital expenditure obligations of Lessee under Section 7.8(a) of this Annex A in an amount equal to the Accounts Payable. Lessee's capital expenditure obligations under Section 7.8(a) of this Annex A shall be reduced to an amount equal to Eight Million Dollars ($8,000,000) less the amount of the Accounts Payable. Notwithstanding the foregoing, if Lessor fails to fulfill such capital expenditure obligations within the first six (6) months of the Term, Lessor shall be required to reimburse Lessee immediately in an amount equal to the Accounts Payable less the amount of capital expenditures previously paid by Lessor pursuant to this Amendment. In the event that the conditions precedent to Closing under Articles 9 and 10 of this Annex A are not satisfied and the transaction provided for herein is not consummated, then Lessor shall reimburse Guarantor in an amount equal to the Accounts Payable on or before January 22, 2002. Lessor shall execute a Security Agreement in form and substance satisfactory to Lessee to secure its obligations under this Section.

                           2. AMENDMENT AND RATIFICATION. The parties hereto
agree that Annex A is hereby amended in accordance with the foregoing provisions of this Amendment and that the balance of Annex A remains unchanged and is hereby ratified and confirmed as written. The parties also agree that Annex A, as amended as provided herein, shall remain in full force and effect.

                           IN WITNESS WHEREOF, the undersigned have executed
this Amendment as of the day and year first above written.

                                       LESSOR:

                                       HOSPITAL SERVICE DISTRICT NO. 2
                                       OF THE PARISH OF ST. MARY,
                                       STATE OF LOUISIANA


                                       By: /s/ James B. Broussard
                                           -------------------------------------
                                       Name:  James B. Broussard
                                              ----------------------------------
                                       Title: Chairman
                                              ----------------------------------



                                       LESSEE:

                                       PHC-MORGAN CITY, L.P.

                                       By: PHC-Lakewood, Inc.,
                                           its general partner



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       GUARANTOR:

                                       PROVINCE HEALTHCARE COMPANY



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                               SECOND AMENDMENT TO
                         ANNEX A TO THE LEASE AGREEMENT


                           THIS SECOND AMENDMENT (this "Amendment"), is made and
entered into as of the ______ day of November, 2001, for the purpose of amending Annex A to the Lease Agreement by and among PHC-Morgan City, L.P. ("Lessee"), a Louisiana limited partnership and wholly-owned subsidiary of Province Healthcare Company ("Guarantor"), a Delaware corporation, and Hospital Service District No. 2 of the Parish of St. Mary, State of Louisiana ("Lessor"), a political subdivision of the State of Louisiana, and Guarantor, dated as of September 7, 2001 ("Annex A"), as amended by the First Amendment to Annex A to the Lease Agreement, dated October 22, 2001 (the "First Amendment"). Unless defined herein, capitalized terms used in the document shall have the meanings assigned to them in Annex A.

                                    RECITALS

                           WHEREAS, Lessor currently owns and operates a 168-bed
general acute care hospital known as "Lakewood Medical Center" (the "Hospital") and provides other ancillary healthcare services to the residents of its district, all in compliance with its statutory purpose; and

                           WHEREAS, the Board of Commissioners of Lessor, after
due consideration, determined that the lease of the Hospital and the sale of the working capital assets and other assets used in the operation of the Hospital to Lessee would assist Lessor in fulfilling its public purpose; and

                           WHEREAS, Lessor has agreed to lease the Hospital to
Lessee for forty years, pursuant to that certain Lease Agreement by and between Lessor and Lessee, dated as of September 7, 2001; and

                           WHEREAS, Lessor has agreed to sell certain of the
assets, tangible and intangible, used in the operation of the business conducted through the Hospital, pursuant to Annex A; and

                           WHEREAS, Lessee currently manages the operations of
the Hospital, pursuant to the Interim Special Services Agreement by and between Lessor and Lessee, dated as of September 7, 2001; and

                           WHEREAS, Lessee, as manager of the Hospital and party
to Annex A, entered into the First Amendment to pay accounts payable of the Hospital in an amount up to $600,000; and

                           WHEREAS, the Hospital requires additional funds to
pay certain of its accounts payable;

                           WHEREAS, Lessee, has agreed to pay up to an
additional $100,000 of such accounts payable, or $700,000 in the aggregate; and

                           WHEREAS, Lessor has agreed that in consideration of
Lessee's payment of those Hospital accounts payable, Lessor will pay the first $700,000 of capital expenditure obligations of Lessee under Section 7.8(a) of Annex A within the first eighteen (18) months of the term of the Lease; and

                           WHEREAS, Lessor and Lessee have agreed that the date
by which the aforementioned transaction must close should be extended from November 30, 2001 to December 31, 2001.

                           NOW, THEREFORE, in consideration of the foregoing,
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           1. AMENDMENT TO SECTION 2.1. Section 2.1 shall be
amended with additions indicated by underlined text and deletions indicated by strikethrough text as follows:

                  Section 2.1. CLOSING. The consummation of all matters anticipated herein (the "Closing") shall take place New Orleans, Louisiana NASHVILLE, TENNESSEE, at the offices of Jones, Walker, Wacchter, Poitevent, Carrere & Denegre L.L.P., 201 St. Charles Avenue, New Orleans, Louisiaia 70170 WALLER LANSDEN DORTCH & DAVIS, A PROFESSIONAL LIMITED LIABILITY COMPANY, 511 UNION STREET, SUITE 2100, NASHVILLE, TENNESSEE 37219 or other agreed upon location, at 10:00 A.M. local time on October 31, 2001 DECEMBER 6, 2001 provided all required regulatory and other approvals to the Closing have been obtained, but in no event later than December 30, 2001 DECEMBER 31, 2001, unless the parties hereto agree otherwise in writing (the "Closing Date").

                           2. AMENDMENT TO SECTION 11.23. Section 11.23 shall be
amended with additions indicated by underlined text and deletions indicated by strikethrough text as follows:

                                    Section 11.23. ACCOUNTS PAYABLE. Lessee
         shall pay certain vendor accounts payable, which vendor accounts payable shall be determined in Lessee's sole discretion, up to an aggregate amount of $600,000 $700,000 prior to the Closing Date on and after October 22, 2001 (the "Accounts Payable"). In the event that the conditions precedent to Closing under Articles 9 and 10 of this Annex A are satisfied and the transaction provided for herein is consummated, then Lessor shall be responsible for the initial capital expenditure obligations of Lessee under Section 7.8(a) of this Annex A in an amount equal to the Accounts Payable. Lessee's capital expenditure obligations under Section 7.8(a) of this Annex A shall be reduced to an amount equal to Eight Million Dollars ($8,000,000) less the amount of the Accounts Payable. Notwithstanding the foregoing, if Lessor fails to fulfill such capital expenditure obligations within the first six (6) months of the Term, Lessor shall be required to reimburse Lessee immediately in an amount equal to the Accounts Payable less the amount of capital expenditures previously paid by Lessor pursuant to this Amendment. In the event that the conditions precedent to Closing under Articles 9 and 10 of this Annex A are not satisfied and the transaction provided for herein is not consummated, then Lessor shall reimburse Guarantor in an amount equal to the Accounts Payable on or before January 22, 2002. Lessor shall execute a Security Agreement in form and substance satisfactory to Lessee to secure its obligations under this Section.

                           3. AMENDMENT AND RATIFICATION. The parties hereto
agree that Annex A is hereby amended in accordance with the foregoing provisions of this Amendment and that the balance of Annex A remains unchanged and is hereby ratified and confirmed as written. The parties also agree that Annex A, as amended as provided herein, shall remain in full force and effect.

                           IN WITNESS WHEREOF, the undersigned have executed
this Amendment as of the day and year first above written.


                                       LESSOR:

                                       HOSPITAL SERVICE DISTRICT NO. 2
                                       OF THE PARISH OF ST. MARY,
                                       STATE OF LOUISIANA


                                       By: /s/ James B. Broussard
                                           -------------------------------------
                                       Name:  James B. Broussard
                                              ----------------------------------
                                       Title: Chairman
                                              ----------------------------------



                                       LESSEE:

                                       PHC-MORGAN CITY, L.P.

                                       By: PHC-Lakewood, Inc.,
                                           its general partner



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       GUARANTOR:

                                       PROVINCE HEALTHCARE COMPANY



                                       By: /s/ James Thomas Anderson
                                           -------------------------------------
                                       Name:  James Thomas Anderson
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------